                                                                   Exhibit 10.12

                                 DEED OF LEASE

                                    BETWEEN

                           WEST*GROUP PROPERTIES LLC

                                  (Landlord)

                                      AND

                              NET-TEL CORPORATION

                                   (Tenant)



                              SHENANDOAH BUILDING

                            7901 Jones Branch Drive
                            McLean, Virginia 22102


                           Date:  February ___, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
ARTICLES
--------
ARTICLE I -- BASIC LEASE INFORMATION AND DEFINITIONS.................   1
ARTICLE II -- DEMISING OF PREMISES...................................   4
ARTICLE III -- PARKING...............................................   4
ARTICLE IV -- IMPROVEMENTS...........................................   4
ARTICLE V -- COMMENCEMENT DATE; DELIVERY OF PREMISES.................   4
ARTICLE VI -- RENT...................................................   4
ARTICLE VII -- DEPOSIT...............................................   4
ARTICLE VIII -- SERVICES OF LANDLORD.................................   4
ARTICLE IX -- OPERATING COSTS........................................   4
ARTICLE X -- ALTERATIONS.............................................   4
ARTICLE XI -- REPAIRS................................................   4
ARTICLE XII -- CONDUCT OF BUSINESS BY TENANT.........................   4
ARTICLE XIII -- INSURANCE AND INDEMNITY..............................   4
ARTICLE XIV -- DESTRUCTION OF PREMISES...............................   4
ARTICLE XV -- CONDEMNATION...........................................   4
ARTICLE XVI -- ASSIGNMENT AND SUBLETTING.............................   4
ARTICLE XVII -- FINANCING AND SUBORDINATION..........................   4
ARTICLE XVIII -- DEFAULT OF TENANT...................................   4
ARTICLE XIX -- ACCESS BY LANDLORD....................................   4
ARTICLE XX -- SURRENDER; HOLDING OVER................................   4

ARTICLE XXI -- NOTICES...............................................   4
ARTICLE XXII -- HAZARDOUS MATERIALS..................................   4
ARTICLE XXIII -- MISCELLANEOUS.......................................   4

EXHIBITS
--------
EXHIBIT A -- PREMISES................................................   4
EXHIBIT B -- LAND....................................................   4
EXHIBIT C -- RULES AND REGULATIONS...................................   4
EXHIBIT D -- FORM OF COMMENCEMENT NOTICE.............................   4
EXHIBIT E -- WORK AGREEMENT..........................................  47
EXHIBIT F -- BASE BUILDING HVAC SPECIFICATIONS.......................  55
EXHIBIT G -- LANDLORD'S SUBORDINATION AND CONSENT....................  56

RIDERS
------
RIDER NO. 1 -- RENEWAL OPTIONS.......................................   4
RIDER NO. 2 -- EXPANSION OPTION......................................   4

                                 DEED OF LEASE
                                 -------------


     THIS DEED OF LEASE ("Lease") is made and entered into as of the ______ day of February, 2000, by and between WEST*GROUP PROPERTIES LLC, a Virginia limited liability company ("Landlord"), and NET-TEL CORPORATION, a Florida corporation ("Tenant").


                                   ARTICLE I
                                   ---------

                    BASIC LEASE INFORMATION AND DEFINITIONS
                    ---------------------------------------


     The terms used in this Lease shall have the meanings set forth below.

     A.   Premises:  The entire Rentable Area on the fifth (5/th/) through ninth
          --------
(9/th/) floors of the Building, as shown on Exhibit A attached hereto.  In the
                                            ---------
event that the Premises are made available to Tenant in a phased progression, then the "Premises" shall, at any given time, consist of the aggregate of those phases which have thus far become available for occupancy pursuant to Section
5.01 hereof.

     B.   Building:  The building located on the Land, commonly known as the
          --------
Shenandoah Building, having an address of 7901 Jones Branch Drive, McLean, Virginia 22102.

     C.   Land:  That certain parcel of real property located in WEST*PARK
          ----
Office Park, as shown on Exhibit B attached hereto.
                         ---------

     D.   Project:  The Land, the Building, and all other improvements located
          -------
on the Land.

     E.   Common Areas:  Those areas and facilities of the Project which are
          ------------
provided by Landlord for the non-exclusive use by tenants of the Project, and their employees, clients, customers, licensees and invitees, or for use by the public.

     F.   Commencement Date:  The date on which the Term shall commence, as
          -----------------
determined pursuant to Article V hereof, which date is anticipated to be August 1, 2000.

     G.   Expiration Date:  The last day of the month in which the tenth
          ---------------
(10/th/) anniversary of the Commencement Date occurs.

     H.   Term:  Approximately ten (10) years, beginning on the Commencement
          ----
Date and ending on the Expiration Date, unless earlier terminated as provided herein.

     I.   Rent:  Base Rent and Additional Rent.
          ----

     J.   Base Rent:  The initial Base Rent for the entire Premises shall be
          ---------
Three Million Four Hundred Sixty-Six Thousand Five Hundred Thirty-Eight and 52/100 Dollars ($3,466,538.52) per annum ($288,878.21 per month), i.e., $30.50 per square foot of Rentable Area of the Premises (the "Square Foot Rental Rate"), subject to increase pursuant to Article VI hereof.

     K.   Parking Fees:  Fourteen Thousand Four Hundred Twenty and No/100
          ------------
Dollars ($14,420.00) per month, calculated by multiplying $35.00 by the number of parking spaces available to Tenant pursuant to Article III hereof, which amount shall be due and payable as Additional Rent as and when Base Rent is due hereunder, and which amount shall be subject to increase as and when Base Rent is increased pursuant to Article VI hereof.

     L.   Deposit:  Four Million Five Hundred Forty-Six Thousand Two Hundred
          -------
Eighty and No/100 Dollars ($4,546,280.00) (i.e., $40.00 per square foot of Rentable Area of the Premises), to be held by Landlord in accordance with
Article VII hereof.

     M.   Rentable Area of the Premises:  Approximately one hundred Thirteen
          -----------------------------
thousand six hundred fifty-seven (113,657) square feet, as stipulated by the parties hereto. The Rentable Area of each floor of the Premises is as follows:

     5/th/, 6/th/ & 7/th/ floors   Twenty-three thousand two hundred forty
                                   (23,240) per floor

     8/th/ floor                   Twenty-two thousand five hundred sixty-four
                                   (22,564)

     9/th/ floor                   Twenty-one thousand three hundred seventy-
                                   three (21,373).

     N.   Rentable Area of the Building:  Approximately one hundred ninety-six
          -----------------------------
thousand three hundred thirty-nine (196,339) square feet, as stipulated by the parties hereto.

     O.   Tenant's Pro Rata Share:  Fifty-Seven and Eighty-Nine one-hundredths
          -----------------------
percent (57.89%), calculated by dividing the Rentable Area of the Premises by the Rentable Area of the Building. Tenant's

Pro Rata Share shall be automatically adjusted to reflect any change in the Rentable Area of the Premises or the Rentable Area of the Building.

     P.   Permitted Use:  General office purposes, and, to the extent permitted
          -------------
under the applicable zoning ordinance, a network operations and telecommunications switch center.

     Q.   Landlord's Address for Notice:
          -----------------------------

          WEST*GROUP PROPERTIES LLC
          c/o G.T. Halpin
          1600 Anderson Road
          McLean, VA  22102

          with a copy to:

          WEST*GROUP MANAGEMENT LLC
          ATTN:  General Counsel
          1600 Anderson Road
          McLean, VA  22102

     R.   Landlord's Address for Payment:
          ------------------------------

          WEST*GROUP PROPERTIES LLC
          c/o WEST*GROUP MANAGEMENT LLC -- Accounting Dept.
          1600 Anderson Road
          McLean, VA  22102

     S.   Tenant's Address for Notice:
          ---------------------------

          Prior to the Commencement Date:

          NET-TEL Corporation
          1023 31st Street, NW
          Washington, DC 20007

          On and after the Commencement Date:  At the Premises.

     T.   Broker:  Transwestern Carey Winston, L.L.C.
          ------


                                  ARTICLE II
                                  ----------

                             DEMISING OF PREMISES
                             --------------------

     Landlord hereby leases and demises the Premises to Tenant for the Term, and Tenant hereby leases and rents the Premises from Landlord for the Term, together with the non-exclusive right to use the Common Areas, subject to the terms, covenants and conditions contained herein, and also subject to all deeds of trust, mortgages, easements, covenants, restrictions, agreements, governmental ordinances and other encumbrances now or hereafter affecting the Project. The exterior walls, the ceiling, the floor, the area above the ceiling and beneath the floor of the Premises, and the area within any shafts or other core areas penetrating the Premises, are not demised hereunder, and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, tunnels, sewers and structural elements leading through the Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Project, are hereby reserved to Landlord. Notwithstanding the foregoing, Tenant shall, during the Term, have the non-exclusive right, in common with other tenants, to install and maintain, within certain common area penetrations designated by Landlord, telecommunications cabling between (i) any floors or portions of floors occupied by Tenant in the Building, and (ii) any floors or portions of floors occupied by Tenant in the Building and the antennas on the roof of the Building as such may exist from time to time as provided for in Section 12.06 herein. Except as otherwise agreed to in writing by Landlord, the amount of space within the common area penetrations used by Tenant shall not exceed Tenant's Pro Rata Share of space available for the installation of telecommunications cabling. Upon the expiration or termination of this Lease, Tenant shall remove the foregoing telecommunications cabling at Tenant's sole cost and expense, and shall repair (in a manner acceptable to Landlord) any damage to the Project caused by the removal of the telecommunications cabling; and, if Tenant fails to remove the same, then the telecommunications cabling shall be deemed abandoned, and Landlord may cause the same to be removed, and the Project to be repaired, at Tenant's expense, which expense shall be considered Additional Rent. Subject to the foregoing, and provided that Tenant is not in Default, Tenant shall have peaceful and quiet enjoyment of the Premises during the Term.

                                  ARTICLE III
                                  -----------

                                    PARKING
                                    -------


Tenant, along with Landlord and other tenants of the Project, and all of their agents, employees, clients, customers, licensees and invitees, shall have a non-exclusive license to park their vehicles in the parking spaces serving the Project. Tenant shall have a license to use a total of 3.6 parking spaces for every 1,000 square feet of Rentable Area being leased by Tenant. Thus, once the entire Premises are available for occupancy pursuant to Section 5.01 hereof, Tenant shall have a license to use a total of four hundred twelve (412) parking spaces. Of the foregoing four hundred twelve (412) parking spaces, fifty (50) shall be reserved for Tenant's exclusive use (as evidenced by the designation "Net-Tel Reserved" painted on each of the reserved parking spaces), and the remainder shall be available for Tenant's use on a non-exclusive basis. At any time, and from time to time, after Landlord designates which parking spaces are to be reserved for Tenant's exclusive use pursuant to this Article III, Landlord shall have the right, in its sole discretion, to revoke such designation and to designate different parking spaces for Tenant's exclusive use. Landlord agrees not to allocate to the tenants in the Building more parking spaces, in the aggregate, than exist on the Land.


                                  ARTICLE IV
                                  ----------

                                 IMPROVEMENTS
                                 ------------


     Upon the full execution of this Lease, Landlord shall commence construction of the Initial Improvements described in, and in accordance with, the "Work Agreement" attached hereto as Exhibit E, and shall diligently proceed to
                              ---------
complete the Initial Improvement Work (as defined in the Work Agreement) in a good and workmanlike manner. Tenant hereby acknowledges that the Initial Improvements may not be completed until sometime after the date set forth in paragraph F of Article I hereof.

                                   ARTICLE V
                                   ---------

                    COMMENCEMENT DATE; DELIVERY OF PREMISES
                    ---------------------------------------

Section 5.01.  Commencement Date.
------------   -----------------

     A. The Commencement Date shall be the date the Premises (or any phase thereof) become available for occupancy pursuant to Section 5.01.B hereof. The parties hereto agree that no phase of the Premises shall be delivered in less than full-floor increments, unless the parties expressly agree otherwise in writing.

     B. The Premises (or phase thereof) shall be deemed available for occupancy as soon as (i) the Initial Improvements have been substantially completed (i.e., excluding any punch-list items), and (ii) Landlord has obtained a non-residential use permit therefor.

Section 5.02.  Commencement Notice.  When the Commencement Date has been
------------   -------------------
determined in accordance with this Article V, Landlord and Tenant shall execute a Commencement Notice in the form attached hereto as Exhibit D; provided,
                                                     ---------
however, that Landlord's failure to prepare and present the Commencement Notice to Tenant, or Tenant's failure to execute the same, shall not diminish the effectiveness of this Lease, nor affect either party's liability hereunder.

Section 5.03.  Entry by Tenant.  Tenant shall not enter the Premises (or phase
------------   ---------------
thereof) prior to the date on which the Premises (or phase thereof) shall be deemed available for occupancy pursuant to this Article V, without Landlord's express written consent in each instance. If Landlord consents to Tenant's early entry onto the Premises, such entry shall be subject to all of the terms of this Lease. Notwithstanding the foregoing, Landlord agrees to permit Tenant and/or Tenant's contractor to enter the Premises prior to the date on which the Premises shall be deemed available for occupancy pursuant to this Article V and prior to the enclosure of the walls therein, for the sole purpose of installing therein cabling for telecommunications, computer and security systems serving the Premises, provided that Tenant or Tenant's contractor coordinates its installation activities with Landlord's contractor to avoid interfering with the construction activities of Landlord's contractor.

Section 5.04.  Occupancy.  Occupancy of the Premises, or any phase thereof, by
------------   ---------
Tenant shall be conclusive evidence that Tenant (a) has accepted the Premises (or phase thereof) as being in a good and satisfactory condition (except for any punchlist items or latent defects), and (b) has accepted the Common Areas as being in good and satisfactory condition.

                                  ARTICLE VI
                                  ----------

                                     RENT
                                     ----


Section 6.01.  Base Rent.  Tenant hereby covenants and agrees to pay Landlord
------------   ---------
Base Rent, in equal monthly installments, in advance, on the first day of each calendar month during the Term. In the event the Premises become available for occupancy in phases, then the Base Rent shall be an amount equal to the product of (a) the number of square feet comprising the Rentable Area of the phases which have become available for occupancy, multiplied by (b) the Square Foot Rental Rate.

Section 6.02.  Base Rent Escalation.  On the first (1st) anniversary of the
------------   --------------------
Commencement Date and on each anniversary thereafter during the Term (each of such dates being hereinafter referred to as an "Adjustment Date"), the Base Rent shall be increased by an amount equal to the product of (i) the Base Rent in effect immediately prior to the Adjustment Date then at hand (which Base Rent shall not reflect any rental abatement), and (ii) two and one-half percent (2 1/2%). The Base Rent, as adjusted, shall be due and payable as of such Adjustment Date and on the first (1st) day of each month thereafter until the next Adjustment Date or the end of the Term, as applicable.

Section 6.03.  Definitions and Payments.  All sums of money required to be paid
------------   ------------------------
by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent", and all remedies applicable to the non-payment of Base Rent shall apply thereto. All Rent shall be paid without prior notice or demand therefor, and without any counterclaim, set-off, deduction, recoupment, credit or defense, it being understood and agreed that Tenant's covenant to pay the Rent is independent of the obligations of Landlord hereunder. Any Additional Rent due as a result of a default by Tenant shall be deemed payable on the first day of the month next following such default, except as otherwise provided in this Lease. Any partial payment by Tenant of an outstanding obligation hereunder shall be credited against the earliest due installment of such obligation. No endorsement or statement on any check or letter or other communication accompanying a check for payment of any Rent shall be deemed an accord and satisfaction, unless otherwise expressly agreed to in writing by Landlord. No receipt or acceptance by Landlord of any sums shall be deemed a waiver of any Tenant default. If the Term begins on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent for such month(s) shall be prorated accordingly. Tenant's obligation to pay Rent during the Term shall survive the expiration of this Lease.

Section 6.04.  Late Payment Charges and Interest.  Tenant shall pay a late
------------   ---------------------------------
charge of Five Thousand and No/100 Dollars ($5,000.00) if Tenant's monthly installment of Rent is not paid within five (5) days after the due date. In addition to the foregoing late charge, any payment of Rent not paid within five
(5) days after the due date shall incur interest from the due date until paid at the rate ("Interest Rate") of four percent (4%) above the highest prime rate of interest quoted from time to time in The Wall Street Journal (or, if The Wall
                                     -----------------------         --------
Street Journal is no longer being published or no longer publishes a prime rate,
--------------
by a comparable financial publication selected by Landlord); provided, however, that the Interest Rate shall not exceed the maximum rate permitted under applicable state or federal laws.

Section 6.05.  Rental Abatement.  Provided Tenant is not in Default hereunder,
------------   ----------------
Landlord shall abate Base Rent for the first seven (7) days after the Premises (or phase thereof) are available for occupancy pursuant to Section 5.01 hereof, for the purpose of providing Tenant time to install systems furniture in the Premises.


                                  ARTICLE VII
                                  -----------

                                    DEPOSIT
                                    -------


Tenant shall pay the Deposit (which may be in the form of a letter of credit or surety bond) to Landlord upon execution of this Lease as security for the faithful performance by Tenant of the terms of this Lease. The Deposit shall not constitute Rent for any period. Landlord shall have the right to commingle the Deposit with other funds held by Landlord. The Deposit, without interest, shall be returned to Tenant after the termination of this Lease, provided Tenant shall have made all payments and performed all obligations required hereunder. Landlord may apply all or part of the Deposit on account of a Tenant Default, whereupon Tenant shall be required to restore the resulting deficiency in the Deposit within five (5) days after Landlord notifies Tenant of the application thereof. In the event Tenant elects to pay the Deposit by means of a letter of credit or surety bond, the letter of credit or surety bond, as applicable, shall be in a form acceptable to Landlord, in its sole discretion, and the creditor or surety, as applicable, shall be acceptable to Landlord. Provided that Tenant has not committed a Default under the Lease, the amount of the Deposit which Tenant is required to provide hereunder (i) shall be reduced by $909,256.00 after Landlord ascertains (based on Landlord's review of the three

(3) most recent annual reports provided to Landlord) that Tenant has had positive earnings before interest, taxes, depreciation and amortization ("EBITDA") (taking into consideration any restatements of EBITDA reflected in the subject annual reports) for three (3) consecutive fiscal years, and (ii) shall be reduced by $909,256.00 each subsequent year that Landlord ascertains, as aforesaid, that Tenant has had positive EBITDA for three (3) consecutive fiscal years; provided, however, that in no event shall the amount of the Deposit be reduced to an amount which is less than Tenant's then current monthly installment of Base Rent.


                                 ARTICLE VIII
                                 ------------

                             SERVICES OF LANDLORD
                             --------------------


Section 8.01.  Services.  Landlord agrees to operate and manage the Building in
------------   --------
a manner typical of the operation and management of other first class office buildings in the Tysons Corner real estate market. Landlord shall furnish Tenant with the following services and facilities during the Term: (i) elevator service twenty-four (24) hours a day, seven (7) days a week; (ii) heat or air conditioning (as applicable) from 8:00 a.m. to 7:00 p.m. Monday through Friday, and 8:00 a.m. to Noon on Saturdays, except Holidays; (iii) electricity, water, public lavatory facilities and supplies; and (iv) janitorial services, Monday through Friday, except Holidays. The heating, air conditioning and fresh air specifications for the Building are as set forth on Exhibit F attached hereto.
                                                    ---------
For purposes hereof, "Holidays" shall refer to federal legal holidays. If Tenant requires air-conditioning, heating or other services (such as cleaning services) routinely supplied by Landlord for hours or days in addition to the hours and days specified herein, Landlord shall make reasonable efforts to provide such additional service after receiving written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of providing such additional service in accordance with Landlord's schedule of rates in effect at that time, which rates shall be based upon and limited to the costs (including but not limited to administrative costs) incurred by Landlord to provide such services. If Tenant's requirements for, or consumption of, electricity exceeds what is customarily required to operate office space having the same size as the Premises, Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Premises, and shall separately meter (via submeter) such additional service, and shall bill Tenant periodically therefor.

Section 8.02.  Utility Suppliers.  Landlord's obligation to furnish utility
------------   -----------------
services pursuant to this Article VIII shall be subject to the rules and regulations of the supplier of such utility services and the rules and regulations of any governmental authority regulating suppliers of such utility services.

Section 8.03.  Discontinuation of Utility Services.  No failure to furnish, nor
------------   -----------------------------------
any stoppage of, the services referred to in this Article VIII resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any relief from any of Tenant's obligations under this Lease. Notwithstanding the foregoing, if the electric or base-building HVAC service to the Premises is discontinued for more than five (5) consecutive business days for reasons solely within Landlord's control, and if, as a result thereof, Tenant is unable to conduct its business in the Premises, then Landlord shall abate Rent every day thereafter until such service is restored. Landlord shall use commercially reasonable efforts (to the extent within Landlord's control) to remedy (in a commercially reasonable expedited manner) any discontinuation of utility services which Landlord is obligated to provide hereunder as soon as Landlord is apprised of the situation.

Section 8.04.  Controlled Access Key Cards.  Landlord agrees to provide Tenant
------------   ---------------------------
with key cards providing access to the main lobby of the Building. The number of key cards to be provided to Tenant at Landlord's expense shall be equal to the number of parking spaces which Tenant has the right to use pursuant to
Article III hereof. Landlord shall provide any additional cards requested by Tenant at Tenant's expense.

                                  ARTICLE IX
                                  ----------

                                OPERATING COSTS
                                ---------------


Section 9.01. Tenant's Operating Costs Payment. Commencing on the first (1/st/)
------------   --------------------------------
anniversary of the Commencement Date, Tenant shall pay, as Additional Rent, the amount ("Tenant's Operating Costs Payment") by which Tenant's Pro Rata Share of Operating Costs (hereinafter defined) exceeds the Base Operating Costs (hereinafter defined), such amount to be calculated and paid as follows:

     A. On or before April 1 of the 2001 calendar year and each calendar year thereafter, Landlord shall furnish Tenant with an estimate ("Estimate") of Tenant's Operating Costs Payment for the then current calendar year. On the first day of each month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment, as shown on the Estimate. For the period extending from the beginning of the calendar year to the date Landlord delivers the Estimate to Tenant, Tenant shall continue to pay Tenant's Operating Costs Payment payable for the previous year. After receiving the Estimate, Tenant shall promptly pay to Landlord the difference (if any) between the amount due for the current calendar year (as set forth in the Estimate), and the amount Tenant had actually paid for such year. If Landlord determines, in its reasonable discretion, that an Estimate for the current year is inaccurate, Landlord shall have the right to adjust such Estimate.

     B. Within ninety (90) days after the end of each calendar year during which Tenant's Operating Costs Payment is due, Landlord shall furnish Tenant with a statement of the actual Operating Costs for such calendar year. Within thirty (30) days after Landlord's delivery of such statement, Tenant shall make a lump sum payment to Landlord in the amount (if any) by which Tenant's Operating Costs Payment for the subject calendar year, as shown on Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such calendar year. If Tenant's Pro Rata Share of Operating Costs is less than the aggregate of the monthly installments paid by Tenant during such calendar year, then Landlord shall apply such amount to the next installment(s) of Rent due hereunder until fully credited to Tenant.

Section 9.02.  Operating Costs; Taxes.
------------   ----------------------

     A. (i) The term "Operating Costs" shall refer to all expenses, costs and disbursements which Landlord pays or incurs in connection with the operation, management, repair and maintenance of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs shall include, but not be limited to, the following: (a) Wages, salaries, benefits and fees of personnel or entities engaged in the operation, repair, maintenance or security of the Project; (b) Cost of all service agreements for maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project; (c) All utilities for the Project, including water, sewer, electricity and gas; (d) Cost of all insurance for the Project which Landlord may carry from time to time, together with all appraisal and consultants' fees in connection with such insurance; (e) All Taxes (hereinafter defined); (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (other than legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or operating the entity which constitutes the Landlord); (g) Cost of non-capitalized repairs and general maintenance of the Project; (h) Project management office rent or rental value; (i) A management fee (in an amount not to exceed the greater of (x) five percent (5%) of rents and other revenues collected by Landlord or (y) the then current customary rate being charged in the Tysons Corner real estate market) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project; and (j) Cost of capital improvements (amortized on a straight-line basis over the useful life of the capital improvement) which are (1) for the purpose of reducing Operating Costs, (2) required by any governmental authority, or (3) considered to be operating costs (notwithstanding their capital nature) under generally accepted accounting principles. If any amounts comprising Operating Costs are incurred not just with respect to the Project, but also with respect to one or more other buildings outside the Project, then Landlord shall reasonably allocate such amounts between the Project and such other buildings or areas. There shall be no duplication of costs or reimbursement.

     (ii) "Operating Costs" shall not include (a) expenses for which Landlord is reimbursed by an insurer, condemnor, warrantor or tenant; (b) expenses incurred in leasing or procuring tenants for the Project (including lease commissions, advertising expenses and expenses of renovating space for tenants);
(c) interest or amortization payments on any mortgages or debts; (d) costs of any services sold or provided to tenants other than Tenant; (e) costs or fees relating to the defense of Landlord's title or interest in the Land; (f) the cost of capital improvements other than those expressly permitted in the preceding paragraph; (g) administrative costs of operating the entity which constitutes the Landlord; or (h) compensation paid to officers of Landlord or officers of the management agent who do not perform property management related activities.

     B. The term "Taxes" shall mean (i) all taxes, assessments, and other governmental charges applicable to or assessed against the Project, or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county or municipal, and whether assessed by taxing districts or authorities presently taxing the Project, or by other taxing authorities subsequently created, (ii) all taxes, assessments, and other governmental charges which the applicable taxing authority has abated, but which would have otherwise been levied against the Project, or portion thereof, absent the abatement, (iii) any expenses incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project, and (iv) any charge which is based upon rents from the Project (such as a gross receipts tax), or the transactions represented by leases or the occupancy or use of the Project. Taxes shall not include: (1) income or net profits taxes, unless the same are substituted for real estate taxes, (2) transfer taxes assessed against Landlord or the Project, (3) penalties or interest on any late payments of Taxes by Landlord, and (4) personal property taxes of tenants in the Project.

     C. The term "Base Operating Costs" shall refer to all Operating Costs accruing during the 2000 calendar year ("Base Year").

Section 9.03.  Gross-Up of Certain Operating Costs.  If the Building is not
------------   -----------------------------------
fully occupied during any full or fractional year of the Term, the Operating Costs for services which vary based upon the level of occupancy in the Building (e.g., water service, management fees) shall be adjusted for such year (including the Base Year) to an amount which Landlord reasonably estimates would have been incurred if the Building had been fully occupied.

Section 9.04.  Tenant's Right to Audit.  Tenant shall have the right to audit
------------   -----------------------
Landlord's statement of Operating Costs. Tenant must complete its audit by the date which is the later of (a) one hundred eighty (180) days after receipt of the statement or (b) the end of the calendar year immediately following the year to which the statement pertains. The cost of any such audit shall be paid by Tenant, except that, if it is determined on the basis of such audit (or if, in accordance with the following provisions, it is otherwise ultimately determined) that the amount of Tenant's obligations for Operating Costs for any calendar year was overstated by more than five percent (5%), then the reasonable cost of the audit (in an amount not to exceed $2,500.00) shall be paid by Landlord. Landlord shall refund to Tenant any overpayment for the calendar year in question within thirty (30) days after the amount of the overpayment has been established by the audit or as otherwise provided in this Section 9.04. If Tenant fails to timely exercise its right of audit pursuant to this Section 9.04, then the amount of Tenant's obligations for Operating Costs shall be conclusively established as the amount set forth in the statement. If, however, Tenant timely exercises its right of audit, the amount of Tenant's obligations for Operating Costs shall be conclusively established as the amount determined by such audit unless, within ninety (90) days after receipt of a report of the same from Tenant's auditors, Landlord, at its expense, shall contest the amount thereof, in which event Tenant shall be entitled to pursue any legal remedies it may have to finally ascertain the amount thereof and, if appropriate, a refund on account thereof.


                                   ARTICLE X
                                   ---------

                                  ALTERATIONS
                                  -----------


Section 10.01.  Alterations.  Tenant shall not make any alterations, repairs or
-------------   -----------
improvements in or to the structural components of the Building, or any building systems serving the Premises which also serve areas of the Building beyond the boundaries of the Premises, without Landlord's prior written consent, which Landlord may withhold, condition or delay in Landlord's sole and absolute discretion. Tenant shall not make any other types of alterations, repairs or improvements in or to the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Notwithstanding the foregoing, Tenant shall have the right to make decorative alterations or to rearrange trade fixtures without obtaining Landlord's prior consent.

Section 10.02.  Mechanic's Liens.  If a mechanic's lien is filed against the
-------------   ----------------
Premises or the Project, or any interest therein, as a result of any services, labor or materials provided (or claimed to have been provided) on Tenant's behalf (other than by the General Contractor for the construction of the Initial Improvements), Tenant shall (i) immediately notify Landlord of such lien, and
(ii) within ten (10) business days after receiving notice (from Landlord or any other source) of the filing of any such lien, discharge and cancel such lien by payment or bonding, in accordance with the laws of the Commonwealth, at Tenant's sole cost and expense.

Section 10.03.  Removal.  All leasehold improvements and  alterations made to
-------------   -------
the Premises shall be Landlord's property (except for Tenant's moveable trade fixtures, which shall be Tenant's property), and shall not be removed from the Premises during the Term. Upon the expiration of the Term, Tenant shall, at Tenant's expense, remove from the Premises (i) any leasehold improvements and alterations which Landlord directed Tenant to remove at the time Landlord approved the same (other than those Initial Improvements constituting items which are generally considered building standard items, or which otherwise conform to the minimum standards attached to the Work Agreement as Exhibit E-1),
                                                                   -----------
and (ii) all of Tenant's decorative alterations and moveable trade fixtures. Tenant shall promptly repair, or reimburse Landlord for the cost of repairing, any damage to the Premises caused by such removal.


                                  ARTICLE XI
                                  ----------

                                    REPAIRS
                                    -------


Section 11.01.  By Landlord.  Except as expressly otherwise set forth herein,
-------------   -----------
Landlord shall perform all maintenance and shall make all repairs and replacements to the Premises. In addition to Tenant's obligation to reimburse Landlord for maintenance, repairs and replacements pursuant to Article IX hereof, Tenant shall reimburse Landlord for the cost of (a) all repairs and replacements to the Premises performed by Landlord at the request of Tenant which are outside the scope of Landlord's responsibilities under Article IX hereof (unless the subject items are among the Initial Improvements and the cost to repair or replace such items are still covered under warranty), and (b) all repairs and replacements to the Project which are necessitated as a result of the acts or omissions of Tenant, or its agents, employees, contractors, licensees or invitees. Amounts payable by Tenant pursuant to this Section 11.01 shall be due and payable within thirty (30) days after receipt of an invoice (plus reasonable back-up documentation) therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate or paint the Premises, except as expressly set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any fixtures or personal property of Tenant.

Section 11.02.  By Tenant.  Tenant shall keep the Premises in good order, and in
-------------   ---------
a safe, neat and clean condition.  Unless expressly
authorized elsewhere in this Lease, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises, but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same. Notwithstanding the foregoing, Tenant shall be solely responsible for maintaining and repairing any supplemental HVAC, electrical and telecommunications systems which exclusively serve the Premises, or any portion thereof. (However, the parties shall have the right - but not the obligation - to enter into a separate contract, containing mutually agreeable terms, for the maintenance of any such supplemental HVAC systems.) Nothing in this Section 11.02 shall be deemed to prevent Tenant from performing cosmetic work in the Premises (e.g., painting and recarpeting).
                                          ----


                                  ARTICLE XII
                                  -----------

                         CONDUCT OF BUSINESS BY TENANT
                         -----------------------------


Section 12.01.  Use of Premises.  Tenant (and any sublessee or assignee of
-------------   ---------------
Tenant) shall use and occupy the Premises during the Term solely for the Permitted Use set forth in Article I hereof and for no other purpose. The Premises shall not be used for the storage of personal property (other than as may be incidental to the conduct of Tenant's business) unless expressly permitted by the terms of this Lease. Tenant shall procure and maintain, at Tenant's expense, any governmental licenses or permits which may be required for the proper and lawful conduct of Tenant's business in the Building (other than the non-residential use permit, which shall be obtained by Landlord at Landlord's expense).

Section 12.02.  Operation of Business.  Tenant covenants and agrees that, in the
-------------   ---------------------
operation of its business within the Premises, Tenant shall (a) pay before delinquency all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, Tenant's leasehold interest, or Tenant's fixtures, furnishings or equipment in the Premises, and pay when due all such license fees, permit fees and similar charges for Tenant's conduct of business in the Premises; (b) observe the Rules and Regulations attached hereto as Exhibit C, and all other reasonable rules and regulations established by
---------
Landlord from time to time, as provided in paragraph 7 of said Exhibit C,
                                                               ---------
provided Tenant shall be given written notice thereof (the delivery of which need not conform to the requirements of Article XXI hereof); and (c) not use any space outside the Premises for storage or any other undertaking.

Section 12.03.  Care of Premises.  Tenant shall not move any safe, heavy
-------------   ----------------
machinery, heavy equipment or fixtures into or out of the Premises without Landlord's prior written consent. Tenant agrees that it will not place a load on the floor which exceeds 100 pounds per square foot live load (including partitions), and will not install, operate or maintain in the Premises any heavy equipment, except in such manner as to achieve a proper distribution of weight.

Section 12.04.  Signage.
-------------   -------

     A. If the Building has a directory in the main lobby, Landlord shall allocate to the Tenant, at Landlord's expense, Tenant's Pro Rata Share of directory strips. Tenant shall also have the right to place a sign, at Tenant's expense, on the entry door(s) to the Premises on each floor (or the elevator lobby of each full floor leased by Tenant), the design, color, location and size of which shall be subject to Landlord's prior written approval, which Landlord shall not unreasonably withhold, condition or delay.

     B. Subject to applicable legal requirements, Tenant shall have the right to install signage on a panel of the monument sign to be located on the Land, the design, color and size of which shall be subject to Landlord's prior written approval. In addition, to the extent legally permitted, Tenant shall have the right to install a backlit sign at or near the top of the facade of the Building facing Jones Branch Drive, the design, color, size and location of which shall be subject to Landlord's prior written approval. Tenant shall install the sign in a manner acceptable to Landlord. The installation of the sign shall be completed in a workmanlike manner and in accordance with all applicable laws and regulations. Tenant shall be solely responsible for obtaining any permits or licenses necessary to install the sign. Tenant shall be solely responsible for paying all costs and expenses related the installation of the sign, and shall indemnify Landlord for any costs which Landlord might incur due to Tenant's installation of the sign. Tenant shall cause its general liability and casualty policies to cover the sign. Upon the expiration or termination of this Lease, or if Tenant is in Default as a result of Tenant's failure to pay Rent when due, or if Tenant (or an affiliate of Tenant) ceases to lease and occupy (subject to Section 16.01.D hereof) at least fifty percent (50%) of the Building, then, in such event, Landlord shall have the right to require Tenant to remove the sign at Tenant's sole cost and expense, and to restore the Building to its condition prior to the installation of the sign; and, if Tenant fails to remove the same, then the sign shall be deemed abandoned, and Landlord may cause the same to be removed, and the Building to be restored, at Tenant's expense, which expense shall be considered Additional Rent. Notwithstanding the terms of this paragraph, Landlord makes no representations as to whether a sign is presently permitted under the current zoning ordinance affecting the Project.

     C. Except as expressly set forth in this Section 12.04, Tenant shall not install or maintain any sign on the Building or the Project without the prior written consent of Landlord, which Landlord shall have the right to withhold in its sole and absolute discretion.

Section 12.05.  Legal Requirements.  Tenant shall, at its own expense, comply
-------------   ------------------
with all laws, orders, ordinances and regulations of federal, state and local authorities, and with all rules, recommendations, requirements and regulations of the Board of Fire Underwriters, Landlord's insurance companies, and any other organization establishing insurance rates in the geographical area where the Project is located.

Section 12.06.  Roof Rights.  To the extent legally permitted, Tenant shall have
-------------   -----------
a non-exclusive license (which shall not be assignable except in conjunction with an assignment of this Lease) to install Tenant's communications equipment and supplementary HVAC equipment (the "Roof Equipment") on the roof of the Building, in locations acceptable to Landlord, subject to Landlord's prior approval of the size and type of such equipment. Tenant shall perform the installation in a manner acceptable to Landlord. The installation of the Roof Equipment shall be completed in a workmanlike manner, in accordance with all applicable laws and regulations, in a manner which does not adversely affect the roof warranty, and in compliance with all roof and floor load limitations. Tenant shall be required to screen the Roof Equipment, at Tenant's expense, in a manner acceptable to Landlord, unless otherwise agreed to in writing by Landlord. Except as otherwise agreed to in writing by Landlord, the amount of space taken by Tenant's Roof Equipment shall not exceed Tenant's Pro Rata Share of roof space available for the installation of such equipment. Tenant shall be solely responsible for obtaining any permits or licenses necessary to install the Roof Equipment. Tenant shall be solely responsible for paying all costs and expenses related to the installation of the Roof Equipment, and shall indemnify Landlord for any costs which Landlord might incur due to Tenant's installation of the Roof Equipment. Tenant shall cause its general liability and casualty policies to cover the Roof Equipment. Upon the expiration or termination of this Lease, Tenant shall, unless otherwise expressly directed in writing by Landlord, remove the Roof Equipment at Tenant's sole cost and expense, and shall restore the integrity of the roof and repair (in a manner acceptable to Landlord) any damage to the Project caused by the removal of the Roof Equipment; and, if Tenant fails to remove the same, then the Roof Equipment shall be deemed abandoned, and Landlord may cause the same to be removed, and the Project to be repaired, at Tenant's expense, which expense shall be considered Additional Rent. If the real estate taxes or insurance premiums for the Buildings are increased as a result of the installation of the Roof Equipment, then Tenant shall pay its share of any such increase directly attributable to such installation upon receipt of adequate documentation. Notwithstanding the terms of this Section 12.06, Landlord makes no representations as to whether any such Roof Equipment is presently permitted under the current zoning ordinance to which the Project is subject.

Section 12.07.  Emergency Generator.  To the extent legally permitted, Tenant
-------------   -------------------
shall have a non-exclusive license (which shall not be assignable except in conjunction with an assignment of this Lease) to install in the parking garage serving the Project, in a location identified on the Landlord-approved Tenant's plans, one emergency generator (with a power rating not exceeding 250 kilowatts) and one above-ground diesel fuel storage tank (with a capacity not exceeding 465 gallons), along with the lines and conduits reasonably necessary to connect the generator to the Premises (collectively, the "Generator Equipment"). Tenant shall perform the installation in accordance with Landlord's guidelines. The installation of the Generator Equipment shall be completed in a workmanlike manner and in accordance with all applicable laws and regulations. Tenant shall be required to screen the Generator Equipment, at Tenant's expense, in a manner acceptable to Landlord, unless otherwise agreed to in writing by Landlord. Tenant shall be solely responsible for paying all costs and expenses related to the installation of the Generator Equipment, and shall indemnify Landlord for any costs which Landlord might incur due to Tenant's installation of the Generator Equipment. Tenant shall cause its general liability and casualty policies to cover the Generator Equipment. Upon the expiration or termination of this Lease, Tenant shall remove the Generator Equipment at Tenant's sole cost and expense, and shall restore the integrity of the parking garage and repair (in a manner acceptable to Landlord) any damage to the Project caused by the removal of the Generator Equipment; and, if Tenant fails to remove the same, then the Generator Equipment shall be deemed abandoned, and Landlord may cause the same to be removed, and the Project to be repaired, at Tenant's expense, which expense shall be considered Additional Rent. If the real estate taxes or insurance premiums for the Building are increased as a result of the installation of the Generator Equipment, then Tenant shall pay its share of any such increase directly attributable to such installation upon receipt of adequate documentation. Notwithstanding the terms of this Section 12.07, Landlord makes no representations as to whether any such Generator Equipment is presently permitted under the current zoning ordinance to which the Project is subject.

Section 12.08.  Telecommunications Providers.  Tenant shall have the right to
-------------   ----------------------------
connect to the telecommunications provider of its choice, subject to Landlord's prior written approval of the plans for installing such service. Except as otherwise agreed to in writing by Landlord, the amount of space in the telephone closet(s) serving the Building shall not exceed Tenant's Pro Rata Share of space available for the installation of such service.

Section 12.09.  Secured Access to Premises.  Tenant shall be allowed to install,
-------------   --------------------------
as part of the Initial Improvements, a card access system which restricts access to the Premises, subject to Landlord's prior written approval of the type of system, and method of installation, proposed by Tenant. Tenant agrees to provide Landlord with security cards to allow Landlord access to the Premises (or to program the system to permit access by Landlord's cards), and acknowledges that the installation of the access system shall not in any manner restrict Landlord's right to access the Premises in accordance with the provisions of this Lease.


                                 ARTICLE XIII
                                 ------------

                            INSURANCE AND INDEMNITY
                            -----------------------

Section 13.01.  Insurance to be Procured by Landlord.  Landlord shall obtain,
-------------   ------------------------------------
and maintain in effect throughout the Term the following coverage: (a) casualty insurance covering the replacement cost of the Building, and (b) commercial general liability insurance containing contractual liability coverage of at least Five Million and NO/100 Dollars ($5,000,000.00), combined single limit, written on an occurrence basis. Such insurance shall be issued by an insurance company licensed to do business in the Commonwealth.

Section 13.02.  Insurance to be Procured by Tenant.  Tenant, at Tenant's sole
-------------   ----------------------------------
cost and expense, shall obtain, and maintain in effect throughout the Term, policies providing for the following coverage:

     A. Commercial general liability insurance protecting against liability occasioned by any occurrence in the Premises and on the Project, and containing contractual liability coverage of at least Five Million and NO/100 Dollars ($5,000,000.00), combined single limit, written on an occurrence basis. If it becomes customary for a significant number of tenants of commercial office buildings in the area to be required to provide insurance policies to their landlords with additional coverages or coverage limits higher than the foregoing limits, then Tenant shall be required, at Landlord's request, to obtain insurance policies having limits which are commensurate with the then customary limits.

     B. Casualty insurance covering Tenant's fixtures, equipment, furnishings, merchandise and other contents located in the Premises, insuring against vandalism, malicious mischief and sprinkler damage, and all perils included under the classification "Fire and Extended Coverage".

     C. Tenant's worker's compensation insurance affording statutory coverage and containing statutory limits required under the Commonwealth's worker's compensation statutes.

Section 13.03.  General Provisions.  The insurance policies required under
-------------   ------------------
Section 13.02 hereof shall (i) be issued by insurance companies licensed to do business in the Commonwealth which have a Best's Rating of A:XII or better; (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and (iii) name Landlord and any mortgagee of the Project as additional insureds. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict Tenant's liability arising hereunder. Tenant shall deliver to Landlord, on or before the Commencement Date, a certificate of insurance for each policy which Tenant is required to procure pursuant to this Article XIII. Tenant shall also deliver to Landlord, on or before the expiration or cancellation of a policy, a certificate of insurance evidencing an extension of such policy or the issuance of a replacement policy. Each insurance policy which Tenant is required to procure shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that the insurance carrier shall not cancel, fail to renew, or make material changes to, such insurance policy, without in each instance providing Landlord with at least thirty (30) days prior written notice thereof. If Tenant shall fail to obtain any insurance coverage which Tenant is required to procure hereunder for a period of two (2) business days after receiving notice thereof, then Landlord shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year, and the premium so paid by Landlord together with an administrative fee of ten percent (10%) of such premium shall be immediately payable by Tenant to Landlord as Additional Rent.

Section 13.04.  Insurance Requirements.  Tenant shall promptly comply with all
-------------   ----------------------
rules, orders, regulations, or requirements of the insurance services office having jurisdiction. Tenant shall not do or permit to be done any act or thing upon the Premises that will invalidate or be in conflict with any insurance policies covering the Project, or which shall increase the rate of any insurance covering the Project, or any property located therein. If, as a result of Tenant's failure to comply with the provisions of this Section, the rates of any insurance covering the Project shall increase, then Tenant shall reimburse Landlord on demand as Additional Rent for that part of the premium charged as a result of such violation by Tenant.

Section 13.05.  Indemnification.
-------------   ---------------

     A. Tenant hereby waives all claims against Landlord for damage to any property, or injury to or death of any person, in or upon the Premises or the Project, arising at any time and from any cause other than the negligence or willful misconduct of Landlord, its agents or employees. Tenant shall indemnify and hold Landlord harmless from any damage to any property, or injury to or death of any person, arising from the use of the Project, or the use, condition or occupancy of the Premises, by Tenant, its agents, employees, contractors, licensees or invitees, unless such damage is caused by the negligence or willful misconduct of Landlord or the General Contractor, their agents or employees. Tenant's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in connection therewith.

     B. Landlord shall indemnify and hold Tenant harmless from any damage to any property, or injury to or death of any person, arising from the use or occupancy of the Common Areas, unless such damage is caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors, licensees or invitees. In addition, Landlord shall indemnify and hold Tenant harmless from any damage to any property, or injury to or death of any person, caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Tenant in connection therewith.

     C. The provisions of this Section 13.05 shall survive the termination of this Lease with respect to any occurrence prior to such termination.

Section 13.06.  Mutual Waiver of Claims.  Tenant and Landlord each hereby
-------------   -----------------------
release and relieve each other, and waive their entire right to recovery against the other, for loss or damage insured by the casualty policies required herein or any other casualty policies actually held by either Tenant or Landlord, whether due to the negligence, respectively, of Landlord or Tenant, or their agents, employees, contractors, licensees or invitees. Tenant and Landlord shall cause their respective casualty policies to contain a provision allowing the foregoing waiver of claims.


                                  ARTICLE XIV
                                  -----------

                            DESTRUCTION OF PREMISES
                            -----------------------


Section 14.01.  Destruction of Premises.  Tenant shall give prompt notice to
-------------   -----------------------
Landlord of any fire or other damage to the Premises or the Building of which Tenant becomes aware. If (i) any damage to the Premises or Building cannot reasonably be repaired within one (1) year after the damage occurred, or (ii) any mortgagee of the Premises shall require that the insurance proceeds under the policies referred to in Section 13.01 hereof be used to pay down the mortgage, or (iii) the Premises or Building shall be damaged as a result of a risk which is not covered by Landlord's insurance, then Landlord may terminate this Lease by notice given within ninety (90) days after the date of such damage. In addition, Landlord shall notify Tenant, in writing, within ninety
(90) days after the date the damage occurred, if Landlord has reasonably determined that it will take more than one (1) year from the date the damage occurred to rebuild the Premises, whereupon Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered not more than thirty (30) days after Landlord delivers said notice to Tenant. Any termination under this Section 14.01 shall be effective as of the date of the casualty, or such later date of actual vacation, with appropriate proration if Tenant continues to occupy and use the undamaged portion of the Premises after the casualty.

Section 14.02.  Obligation to Rebuild.  If the Premises are damaged by fire or
-------------   ---------------------
other casualty and this Lease is not terminated pursuant to Section 14.01, then all insurance proceeds under the policies referred to in Article XIII hereof that are recovered on account of any such damage shall be made available to pay for the cost of repairing such damage, and, as soon as practicable after such damage occurs, Landlord shall repair or rebuild the Premises to a condition substantially similar to their condition immediately prior to such occurrence to the extent the cost therefor is fully funded by insurance proceeds. However, in no event shall Landlord be obligated to repair or replace Tenant's trade fixtures, equipment or personalty.

Section 14.03.  Rent Abatement.  In the event of any repair or rebuilding
-------------   --------------
pursuant to Section 14.02 hereof, then an equitable portion of the Rent shall be abated during the existence of such damage, based upon the portion of the Premises which is rendered untenantable and the duration thereof. Except as expressly set forth in this Article XIV, Landlord shall not be liable or obligated to Tenant if the Premises are damaged by fire or other casualty. Tenant hereby waives any and all rights to terminate this Lease that it may have, by reason of damage to the Premises by fire or other casualty, pursuant to any presently existing or hereafter enacted law.

                                  ARTICLE XV
                                  ----------

                                 CONDEMNATION
                                 ------------


Section 15.01.  Condemnation of Premises or Project.  If all or substantially
-------------   -----------------------------------
all of the Premises or the Project is taken or condemned by condemnation or conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "Condemnation"), this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. Landlord hereby represents that it has not received any notice from any governmental authority that a portion of the Project is subject to a pending condemnation proceeding.

Section 15.02.  Partial Taking of Project.  If any portion of the Project shall
-------------   -------------------------
be taken by Condemnation (whether or not such taking includes any portion of the Premises) and (i) such taking, in Landlord's reasonable business judgment, results in a condition where the Project cannot be restored in an economically feasible manner for use substantially as originally designed, or (ii) Landlord's mortgagee requires Landlord to use the proceeds thereof to pay down the mortgage, then Landlord shall have the right, at Landlord's option, to terminate this Lease effective as of the date specified by Landlord in a written notice of termination to Tenant.

Section 15.03.  Partial Taking of Premises.  If a portion, but less than
-------------   --------------------------
substantially all, of the Premises shall be taken by Condemnation, then this Lease shall be terminated as of the date of Condemnation as to the portion of the Premises so taken, unless Tenant reasonably determines that it shall no longer be able to conduct its business in the remainder of the Premises, whereupon Tenant shall have the right to terminate this Lease effective as of a date not later than sixty (60) days after the date of Condemnation, as specified by Tenant in a written notice of termination delivered to Landlord within ten
(10) days after the date of Condemnation.

Section 15.04.  Condemnation Award.  All compensation awarded or paid upon a
-------------   ------------------
Condemnation of any portion of the Project shall belong to and be the property of Landlord, without participation by Tenant. Notwithstanding the foregoing, Tenant shall have the right to prosecute any claim directly against the condemning authority for loss of business, loss of goodwill, moving expenses, and damage to and cost of removal of trade fixtures, furniture and other personal property belonging to Tenant, so long as Tenant's claim shall not diminish or adversely affect any award claimed or recovered by Landlord.


                                  ARTICLE XVI
                                  -----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------


Section 16.01.  Assignment or Sublease by Tenant.
-------------   --------------------------------

     A. Tenant shall not sublet the Premises (or any portion thereof) or assign this Lease (or any interest herein), nor shall any assignment or sublease, without the prior written consent of Landlord, which Landlord shall not unreasonably withhold, condition or delay. Notwithstanding the foregoing, as an alternative to granting consent to a proposed sublease or assignment, Landlord shall have the right, in its sole discretion, to elect: (i) to sublet from Tenant the portion of the Premises proposed by Tenant to be sublet upon the same terms as the proposed sublet (except that if the rental rate thereunder is greater than the rental rate hereunder, then the rental rate shall be adjusted pursuant to paragraph B hereof); or (ii) if Tenant desires to assign this Lease, to terminate this Lease as of the proposed effective date of the assignment. Landlord agrees to make the foregoing election within ten (10) business days after receiving written notice from Tenant outlining the terms of the proposed sublease or assignment, and requesting Landlord's consent thereto. In no event shall Tenant be permitted to sublease the Premises or assign this Lease if Tenant is then in Default under this Lease. In the event of any assignment or sublease pursuant to the terms of this Article XVI, Tenant shall remain liable for all of its obligations under this Lease, including but not limited to payment of Rent. Landlord's consent to a particular assignment or sublease pursuant to this Article XVI shall not constitute consent to any other assignment or sublease.

     B. If Tenant should desire to assign this Lease or sublet the Premises, Tenant shall give Landlord written notice thereof specifying: (i) the name, current address and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or sublease, (iv) the proposed rent and other consideration to be paid to Tenant by such assignee or sublessee, and (v) all other information reasonably required by Landlord to evaluate the proposed assignment or sublease. If Landlord consents to such assignment or sublease, Tenant shall deliver to Landlord copies of all documents executed in connection therewith, which documents shall be in form and substance reasonably satisfactory to Landlord, and which documents shall require such assignee or sublessee to comply with all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any rent or any other sum of money from any sublessee or assignee shall be deemed to constitute Landlord's consent to any assignment or sublease. If Landlord permits Tenant to sublet the Premises or assign this Lease, and the rental rate thereunder exceeds the rental rate hereunder, Tenant shall remit to Landlord as Additional Rent, as and when Rent hereunder becomes due, fifty percent (50%) of the difference between the rent due under the sublease or assignment and the Rent due hereunder, less commercially reasonable expenses incurred by Tenant in subleasing the space or assigning this Lease (amortized on a straight-line basis over the term of the sublease or assignment).

     C. Notwithstanding the foregoing provisions of this Section 16.01, Tenant shall have the right, upon prior written notice to Landlord, but without Landlord's consent, and provided Tenant is not then in Default, to assign this Lease, or to sublet all or any part of the Premises (without Landlord having any of its termination, recapture or revenue sharing rights pursuant to this Section 16.01), to (i) any entity resulting from a merger or consolidation with Tenant,
(ii) any corporation succeeding to all the business and assets of Tenant, or
(iii) any affiliate of Tenant; provided, however, that the net worth of the surviving or successor entity or the affiliate is at least equal to the net worth of Tenant as of the date of this Lease; and provided, further, that Tenant shall remain unconditionally liable for Tenant's obligations under this Lease. For purposes hereof, an affiliate of Tenant is any entity which controls, is controlled by, or is under common control with Tenant.

     D.   Notwithstanding any provision to the contrary, during the first four
(4) years of the Term, Tenant shall have the right, subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and provided Tenant is not then in Default, to sublet two (2) of the floors comprising the Premises to one or more unrelated third-parties, without Landlord having any of its recapture rights pursuant to Section 16.01.A hereof. However, all other terms of paragraphs A and B of this Section 16.01 shall apply to any sublease entered into pursuant to this paragraph D. Notwithstanding anything to the contrary set forth in Section 12.04.B hereof, Landlord may not exercise its right to require Tenant to remove the sign from the facade of the Building, if Landlord's sole reason for exercising such right is that Tenant happens to occupy less than fifty percent (50%) of the Building as a result of having entered into one or more subleases pursuant to this paragraph D.

Section 16.02.  Assignment Under Bankruptcy Code.  Any person or entity to which
-------------   --------------------------------
this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed and be subject to all of the obligations, conditions and provisions under this Lease as of the date of such assignment. Notwithstanding the foregoing, to the extent allowed by law, this Lease shall not be assignable by voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall this Lease, or any rights or privileges hereunder, be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

Section 16.03.  Assignment by Landlord.  The term "Landlord" shall be limited to
-------------   ----------------------
mean only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Project. In the event of any transfer, assignment or conveyance of any such title or interest, the Landlord-transferor shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, of all obligations of Landlord hereunder, and the Landlord-transferee of such title or interest shall be deemed to have assumed, from and after the date of such transfer, assignment or conveyance, all obligations of Landlord hereunder. Tenant hereby acknowledges that Landlord may transfer its interest in the Lease or the Project without the consent of Tenant.


                                 ARTICLE XVII
                                 ------------

                          FINANCING AND SUBORDINATION
                          ---------------------------


Section 17.01.  Subordination; Attornment.
-------------   -------------------------

     A. This Lease is subject and subordinate to all current and future ground leases, deeds of trust, mortgages or other security instruments covering any portion of the Project, or any interest of Landlord therein, as the same may be amended from time to time. This provision shall be self-operative, and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge and deliver to Landlord any further instruments evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord, shall reasonably require. Notwithstanding the foregoing, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage or underlying lease to this Lease, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may deem appropriate.

     B. Upon any transfer of Landlord's interest in the Project, Tenant shall, upon request of such transferee ("successor landlord"), automatically attorn to and become the Tenant of the successor landlord, without change in the terms of this Lease. This agreement of Tenant to attorn to a successor landlord shall survive any foreclosure sale, trustee's sale, conveyance in lieu thereof or termination of any underlying lease. Tenant shall, upon demand at any time, before or after any such foreclosure or termination, execute, acknowledge and deliver to the successor landlord any written instruments evidencing such attornment as such successor landlord may reasonably require.

     C. Notwithstanding the terms of this Article XVII, Landlord shall obtain from the current mortgagee of the Building a fully-executed (having been first signed by Tenant) subordination, nondisturbance and attornment agreement, and shall deliver the same to Tenant. In addition, Landlord shall obtain from any future mortgagee of the Building a fully-executed (having been first signed by Tenant) subordination, nondisturbance and attornment agreement on such mortgagee's standard form of agreement, and shall deliver the same to Tenant, provided that Landlord is reimbursed by Tenant for any cost incurred by Landlord in obtaining the same from such future mortgagee.

Section 17.02.  Mortgagee's Right to Cure.  In the event of any default by
-------------   -------------------------
Landlord hereunder, Tenant shall, prior to taking any action to remedy such default or to cancel this Lease, send to Guaranty Federal Bank, F.S.B., 8333 Douglas Avenue, Dallas, Texas 75225, Attn: Commercial Real Estate Lending Division, or to any subsequent mortgagee of which Tenant has notice, by certified mail, return receipt requested, a notice specifying the default by Landlord, whereupon such mortgagee shall have a right to cure such default on behalf of Landlord in accordance with the terms of the nondisturbance agreement provided to Tenant pursuant to Section 17.01.C hereof. Tenant shall have no right to take any other action as a result of Landlord's default unless and until Tenant complies with the provisions of this paragraph.


                                 ARTICLE XVIII
                                 -------------

                               DEFAULT OF TENANT
                               -----------------


Section 18.01.  Defaults.  Each of the following occurrences shall constitute a
-------------   --------
"Default" by Tenant:

     A. If Tenant fails to pay any installment of Rent when the same shall become due and payable, and such failure shall continue for five (5) business days after written notice thereof.

     B.  Intentionally deleted.

     C. If any execution, levy, attachment or other process of law occurs upon Tenant's interest in the Premises, and Tenant fails to discharge or bond-off the same within ten (10) business days after receiving notice thereof (from Landlord or otherwise).

     D. If a mechanic's lien is filed against the Premises or the Project as a result of any services or labor provided, or materials furnished, on Tenant's behalf, and Tenant fails to timely cause such lien to be discharged, or bond such lien or post such security, as is required by Section 10.02, and such failure shall continue for five (5) business days after written notice from Landlord to Tenant.

     E.  If Tenant violates the sublease or assignment provisions set forth in
Article XVI hereof.

     F. If Tenant fails to maintain in force all policies of insurance required by this Lease, and such failure shall continue for two (2) business days after written notice thereof.

     G. If Tenant fails to provide Landlord with the financial statements or the estoppel certificates within the time periods referenced in Sections 23.16 and 23.17 hereof, respectively.

     H. Subject to the terms of the Bankruptcy Code, if (i) Tenant, Tenant's guarantor or any permitted assignee, shall (a) make an assignment for the benefit of creditors, (b) file or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization or insolvency proceedings, or (c) make an application in any such proceedings for or acquiesce in the appointment of a trustee or receiver for it or all or any portion of its property; or (ii) any petition shall be filed against Tenant, Tenant's guarantor or any permitted assignee, in any bankruptcy, reorganization or insolvency proceedings and (x) Tenant, Tenant's guarantor or any permitted assignee or sublessee shall thereafter be adjudicated bankrupt, or (y) such petition shall be approved by any such court, or (z) such proceedings shall not be dismissed, discontinued or vacated within sixty (60) days after such petition is filed; or (iii) a receiver or trustee shall be appointed for Tenant, Tenant's guarantor or a permitted assignee, for all or any portion of their property, and such receivership or trusteeship shall not be set aside within sixty (60) days after such appointment.

     I. If Tenant fails to perform or observe any other term of this Lease which is not specifically referred to in this Section 18.01, and such failure continues for more than thirty (30) days after written notice from Landlord, except that such thirty (30) day period shall be extended for such additional period of time as may reasonably be necessary to cure such breach, if such breach, by its nature, cannot be cured within such thirty (30) day period, provided that Tenant commences to cure such breach within such thirty (30) day period and is at all times thereafter in the process of diligently curing the same, and does in fact cure such breach prior to the time that a failure to cure could cause the Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or could cause a default under any mortgage, lease or other agreement applicable to the Project.

     J. If Tenant fails to perform any of its obligations under this Lease three (3) or more times within any twelve (12) month period, and Landlord has delivered notice of the breach for each such failure, notwithstanding any subsequent cure of such failure as provided in this Section 18.01.

Section 18.02.  Landlord's Remedies.  In the event of a Default, Landlord may
-------------   -------------------
pursue any or all of the following remedies:

     A. Landlord shall have the right to terminate this Lease by delivering to Tenant written notice thereof, whereupon Tenant shall be required to immediately vacate and surrender the Premises.

     B. Landlord shall have the right, without notice, to re-enter the Premises and dispossess, by summary proceedings, self help or otherwise, Tenant and any other occupants of the Premises, and Tenant shall have no further claim or right hereunder.

     C. Landlord shall have the right to bring a special proceeding to recover possession of the Premises from Tenant.

     D. If Landlord exercises its rights under paragraphs B or C above, Landlord may remove all persons from the Premises, and may treat all property as abandoned and dispose of same in accordance with Section 20.02 of this Lease.

     E. Landlord may exercise its rights under paragraphs B or C above with or without terminating the Lease, and in no event shall any such exercise be construed as an election to terminate this Lease or operate to release Tenant from any of its obligations for the remainder of the Term, or give rise to any claim for trespass.

If Landlord exercises its rights under paragraphs B or C above without terminating the Lease, Landlord may from time to time make such alterations and repairs as necessary in order to relet the Premises, and may thereafter relet the Premises or any part thereof for such rent and upon such other terms and conditions as Landlord may determine advisable in its sole discretion. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting; second, to the payment of any indebtedness other than Rent due and unpaid hereunder; and third, to the payment of Rent due and unpaid hereunder. If such rentals and other sums received from such reletting during any month are less than the amounts due pursuant to the foregoing schedule for application of proceeds, Tenant shall pay such deficiency to Landlord; if such rentals and other sums shall be more, Tenant shall have no right to, and shall receive no credit for, the excess. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach. In the event Landlord re-enters and takes possession of the Premises pursuant to this Section 18.02, then Landlord shall add the Premises into its inventory of available space and shall use commercially reasonable efforts to relet the same; provided, however, that in no event shall Landlord be required to relet the Premises in preference to other available space in Landlord's inventory at that time, nor shall Landlord be required to divide the Premises for the purpose of leasing the portions thereof to more than one tenant.

     F. Landlord may recover its lost Rent and other damages due hereunder (i) at the time of the re-entry or termination, in a single action or in separate actions, from time to time, as the lost Rent shall accrue, or (ii) in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Term). Notwithstanding the foregoing, if Landlord terminates this Lease as a result of a Tenant Default, Landlord may, as an alternative to the remedies set forth in the preceding sentence, recover upon demand the following liquidated damages (which the parties hereto agree shall not be deemed a penalty) upon written notice thereof to Tenant: The sum of: (i) all past-due Rent through the termination date of this Lease, plus (ii) the amount of Landlord's Costs (hereinafter defined) which remains unamortized as of the termination date of this Lease, plus (iii) the lesser of (a) the amount of Rent due for the remainder of the Term, or (b) the amount of Rent due for the twelve (12) month period immediately following the termination date of this Lease. Landlord and Tenant acknowledge that they have agreed to the foregoing amount as liquidated damages because of the difficulty of ascertaining in advance the amount of damages Landlord is likely to incur as a result of Tenant's Default and Landlord's subsequent termination of this Lease. For purposes hereof, the term "Landlord's Costs" shall refer to the sum of (i) all real estate brokerage commissions incurred by Landlord in connection with the Lease, (ii) all costs and expenses incurred by Landlord in connection with the construction and/or installation of any leasehold improvements within the Premises, (iii) any rental abatements, (iv) any allowances granted to Tenant, and (v) any other costs and expenses incurred by Landlord in connection with the Lease. In addition to any other damages for which Tenant shall be liable hereunder, Tenant shall be liable for all reasonable attorneys' fees and court costs incurred by Landlord as a result of Tenant's Default.

Section 18.03.  Waiver of Trial by Jury.  Landlord and Tenant hereby waive all
-------------   -----------------------
right to trial by jury regarding any matter connected with this Lease.

Section 18.04.  Injunction. In addition to the other remedies provided in this
-------------   ----------
Lease, and anything contained herein to the contrary notwithstanding, Landlord and Tenant shall be entitled to restraint by injunction of any default or violation, or attempted or threatened default or violation, of any of the terms of this Lease.

Section 18.05.  Landlord's Right to Perform for Account of Tenant. If Tenant
-------------   -------------------------------------------------
shall Default, Landlord may cure such Default for the account and at the expense of Tenant. Tenant agrees to pay Landlord, on demand, with interest at the Interest Rate, the amount so paid, expended or incurred by Landlord, and any and all expenses, including reasonable attorneys' fees and court costs, incurred by Landlord as a result of such Default.

Section 18.06.  Additional Remedies; Waivers.  The rights and remedies of
-------------   ----------------------------
Landlord set forth in this Article XVIII shall be in addition to any other right and remedy now or hereafter available at law or in equity, and all such rights and remedies shall be cumulative rather than exclusive. Landlord may exercise such rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable, without regard to whether the exercise of one right or remedy precedes, coincides with or succeeds the exercise of another. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy. No waiver of a Default shall be effective unless it is expressly agreed to in writing by Landlord.

Section 18.07.  Landlord's Failure to Perform.  In the event Landlord shall fail
-------------   -----------------------------
to perform any of its obligations hereunder, then Tenant shall be entitled to pursue its rights and remedies available at law or in equity.


                                  ARTICLE XIX
                                  -----------

                              ACCESS BY LANDLORD
                              ------------------


     Landlord may, at any time, upon prior reasonable notice to Tenant (except in the case of emergency), enter the Premises for the purpose of: (i) inspecting the Premises; (ii) making repairs, replacements or alterations; or (iii) during the final year of the Term, showing the Premises to prospective purchasers or tenants. No such entry by Landlord shall constitute actual or constructive eviction of Tenant. During the course of any such entry, Landlord shall use reasonable efforts to avoid disrupting Tenant's business operations.

                                  ARTICLE XX
                                  ----------

                            SURRENDER; HOLDING OVER
                            -----------------------


Section 20.01.  Surrender.  Upon the expiration of this Lease, or upon re-entry
-------------   ---------
by Landlord without terminating this Lease pursuant to Article XVIII hereof, Tenant shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term, reasonable wear and tear and damage by casualty excepted. Tenant shall also remove its trade fixtures, furniture and other personal property from the Premises along with any leasehold improvements or other additions which Tenant is required to remove pursuant to Section 10.03 hereof.

Section 20.02.  Personal Property.  The parties hereto agree that Tenant's
-------------   -----------------
personal property located in the Premises shall be subject to that certain Consent and Subordination Agreement in the form attached hereto as Exhibit G.
                                                                   ---------
Landlord agrees to subordinate, to the rights of any lender who is providing financing for any of Tenant's personal property in the Premises, any statutory or common law right of Landlord to levy its landlord's lien against Tenant's personal property. Except to the extent provided to the contrary in the foregoing Consent and Subordination Agreement, if Tenant fails to timely remove its property in accordance with Section 20.01, Landlord shall have the right, on the tenth (10th) business day after Landlord's delivery of written notice to Tenant, to deem such property abandoned by Tenant. Landlord may thereafter remove or otherwise deal with the abandoned property in a commercially reasonable manner at Tenant's sole cost and expense, and Landlord shall have no liability to Tenant with respect to such abandoned property. Tenant specifically acknowledges and agrees that Landlord shall not be considered a bailee of such property. Tenant hereby agrees to indemnify Landlord against any loss, cost, expense, claim or cause of action arising in connection with Landlord's exercise of its rights under this Section 20.02 including, without limitation, any claim by a third party for conversion or trespass as to chattels.

Section 20.03.  Holding Over.  If Tenant shall hold possession of the Premises
-------------   ------------
after the expiration of this Lease, Landlord shall have the right, in its sole discretion, to deem Tenant either (i) a trespasser, whereupon Landlord shall be entitled to the benefit of all laws relating to the speedy recovery of the possession of the Premises; or (ii) a month-to-month tenant subject to the provisions and obligations of this Lease (insofar as the same are applicable to a month-to-month tenancy), except that Tenant shall be required to pay to Landlord a monthly rental equal to two (2) times the amount of Rent payable during the last month of the Term. Unless Landlord notifies Tenant in writing to the contrary within thirty (30) days after the expiration of this Lease, Tenant's tenancy shall automatically become month-to-month. The terms of this Article XX shall survive the expiration of this Lease.


                                  ARTICLE XXI
                                  -----------

                                    NOTICES
                                    -------


     Except as may be expressly provided to the contrary in this Lease, all notices, consents, demands, requests or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be in writing, and shall be deemed given when dispatched to the other party by hand delivery (with signed receipt), or one (1) day after being dispatched to the other party by air express courier (with signed receipt), or three (3) days after being deposited in the United States Mail, postage prepaid, certified or registered, return receipt requested. The addresses of the parties for notices shall be those set forth in Article I hereof, or any other address subsequently specified by either party in a notice given pursuant to this Article XXI.



                                 ARTICLE XXII
                                 ------------

                              HAZARDOUS MATERIALS
                              -------------------


Section 22.01.  Environmental Requirements.  Tenant's use and occupancy of the
-------------   --------------------------
Premises shall at all times be in strict compliance with all federal, state and local laws, rules, regulations, orders, guidelines, ordinances and standards, as they may now or hereafter exist, relating in any way to the protection of human health, safety, the environment and natural resources, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Clean Air Act; the Federal Water Pollution Control Act; the Occupational Safety and Health Act; the Safe Drinking Water Act, and their applicable state and local counterparts or equivalents ("Environmental Laws").

Section 22.02.  Clean-Up.  If Tenant becomes aware of a Release (hereinafter
-------------   --------
defined), threat of a Release or the presence of any Hazardous Substance (hereinafter defined) affecting the Premises or surrounding areas, Tenant shall immediately notify Landlord in writing thereof, and shall take all necessary steps to ensure that any future activities by Tenant do not exacerbate the Release, threat of a Release or the presence of Hazardous Substance. If a Release, threat of a Release or the presence of any Hazardous Substance affecting the Premises or surrounding areas is caused by the acts or omissions of Tenant, or its agents, employees, contractors, licensees or invitees, Tenant shall immediately take all measures necessary to contain, remove and dispose off the Premises, or surrounding areas, all such materials present or Released (or threatened to be Released), and shall remedy and mitigate all threats to public health or the environment relating to such presence or Release, or threat thereof. If Tenant shall fail to take the measures described above, or shall fail to comply with the requirements of any Environmental Laws, Landlord may give such notice and/or cause such work to be performed at the Premises or surrounding areas, and/or take any and all other actions as Landlord shall deem necessary to restore the Premises or surrounding areas to the condition in which they existed as of the date of this Lease. Such actions by Landlord shall not affect Tenant's obligations under this Lease.

Section 22.03.  Indemnification.  Tenant shall indemnify, defend and hold
-------------   ---------------
harmless Landlord from and against any and all claims, liens, suits, actions, debts, damages, costs, losses (including, without limitation, any loss of value of, loss of use of, or loss of income from, the Premises or the Project), liabilities, obligations, judgments and expenses (including, without limitation, court costs and attorneys' fees), arising from or relating to any of the following occurrences caused by the acts or omissions of Tenant, its agents, employees, contractors, licensees or invitees: (i) a failure to comply with any Environmental Laws, or (ii) a Release, threat of a Release or the presence of any Hazardous Substance affecting the Premises or surrounding areas. Tenant's obligations under this Lease shall arise whether or not any governmental authority or individual has taken or threatened to take any action in connection with the presence of any Hazardous Substance.

Section 22.04.  Definitions.  As used herein, the term "Hazardous Substance"
-------------   -----------
shall mean petroleum or petroleum by-products, and/or any chemicals, substances or wastes which are defined as or included in the definition of "hazardous substance", "hazardous waste", "hazardous material", "toxic substance", "toxic pollutant", or words of similar import, under any Environmental Laws, and shall include building materials and building components including, without limitation, asbestos or asbestos containing materials. The term "Release" shall have the meaning set forth in Section 101(22) of CERCLA.

Section 22.05.  Operations.  Tenant shall not engage in operations which involve
-------------   ----------
the generation, manufacturing, refining, transportation, treatment, storage, disposal or handling of any Hazardous Substance, other than office equipment and cleaning solutions that are customarily found in office buildings, provided that the use, generation, handling or storage of such equipment and solutions is reasonably necessary for the operation and maintenance of the Premises as permitted pursuant to the terms of this Lease, and is in strict compliance with Environmental Laws.

Section 22.06.  Inspection.  Tenant agrees to permit Landlord and its authorized
-------------   ----------
representatives to enter, inspect and assess the Premises at reasonable times for the purpose of determining Tenant's compliance with the provisions of this
Article XXII. Such inspections and assessments may include obtaining samples and performing tests of building materials, soil, surface water, groundwater or other media.

Section 22.07.  Survival.  This entire Article XXII shall survive the expiration
-------------   --------
of this Lease.


                                 ARTICLE XXIII
                                 -------------

                                 MISCELLANEOUS
                                 -------------


Section 23.01.  Professional Fees.  To the extent permitted by law, in any
-------------   -----------------
action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the reasonable professional fees incurred by the prevailing party, such as appraisers', accountants' and attorneys' fees, investigation costs, and other legal expenses and court costs.

Section 23.02.  No Partnership.  Nothing contained herein shall be deemed to
-------------   --------------
create a partnership, joint venture, or any other relationship between the parties hereto except landlord and tenant.

Section 23.03.  Brokerage.  Landlord and Tenant each warrant and represent to
-------------   ---------
the other that no broker or agent on Landlord's or Tenant's behalf was involved in negotiating this Lease or addressing matters concerning the renting of the Premises, other than Broker and WEST*GROUP MANAGEMENT LLC, whose commissions shall be paid in full by Landlord in accordance with separate agreements.

Landlord and Tenant each agree to indemnify and hold the other harmless against any claims for brokerage or other commissions arising from a breach by Landlord or Tenant of the foregoing representation and warranty.

Section 23.04.  Interpretation.
-------------   --------------

     A. Every provision of this Lease which imposes an obligation on Tenant shall be deemed to be a covenant by Tenant.

     B. This Lease may be executed in several counterparts which shall constitute one and the same instrument.

     C. Any restriction or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's guarantors, sublessees, assignees, licensees and invitees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restriction or requirement.

     D. Any reference to the expiration of this Lease or the Expiration Date shall include the earlier termination of this Lease.

     E. The term "mortgagee" shall also refer to any beneficiary of a deed of trust, or any other individual or entity having a security interest in the Project.

     F.  The term "Commonwealth" shall refer to the Commonwealth of Virginia.

Section 23.05.  Recording.  Neither this Lease, nor any memorandum hereof, may
-------------   ---------
be recorded among the land records without the express written consent of Landlord, which Landlord may condition or withhold in its sole and absolute discretion.

Section 23.06.  Severability.  Every agreement contained in this Lease shall be
-------------   ------------
construed as a separate and independent agreement. If any term of this Lease, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

Section 23.07.  Waiver of Redemption.  If, as a result of a Tenant Default,
-------------   --------------------
Landlord terminates this Lease, or obtains possession of the Premises without terminating this Lease, Tenant hereby expressly waives, to the extent legally permissible, any right of redemption or right to restore the operation of this Lease pursuant to Va. Code Section 55-247 or any other present or future law.

Section 23.08.  Limitation of Landlord's Liability.  Anything contained in this
-------------   ----------------------------------
Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord, or any partners, shareholders or other principals of Landlord, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

Section 23.09.  Force Majeure.  Whenever a period of time is herein prescribed
-------------   -------------
for action to be taken by Landlord or Tenant (other than payment of rent), such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations or restrictions, or any other cause which is beyond the reasonable control of such party.

Section 23.10.  Headings.  The article headings contained in this Lease are for
-------------   --------
convenience only and shall not enlarge or limit the scope or meaning of the terms hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

Section 23.11.  Successors and Assigns.  If there be more than one Tenant, the
-------------   ----------------------
obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto. Notwithstanding the foregoing, nothing contained in this Section 23.11 shall be deemed to override the terms of Article XVI.

Section 23.12.  Entire Agreement; Amendments.  This Lease, and the exhibits and
-------------   ----------------------------
riders (if any) attached hereto, set forth the entire agreement between the parties, and no representations, inducements or agreements, oral or written, between Landlord and Tenant shall have any force or effect, unless the same are set forth in this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in a document signed by both parties hereto.

Section 23.13.  Governing Law.  This Lease shall be governed by and construed
-------------   -------------
under the laws of the Commonwealth, without reference to its conflicts of laws principles. Tenant hereby consents to jurisdiction in the Circuit Court for Fairfax County, Virginia, if any suit is brought relating to this Lease. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof should be more strictly construed against the party who drafted the same, it being agreed that all parties hereto have participated in the preparation of this Lease, and that each party has had full opportunity to consult legal counsel of its choice before executing this Lease.

Section 23.14.  Time of Essence.  Time is of the essence in this Lease.
-------------   ---------------

Section 23.15.  Acceptance by Landlord.  The submission of this Lease to Tenant
-------------   ----------------------
shall not be construed as an offer, and Tenant shall not have any rights with respect thereto unless and until Landlord executes a copy of this Lease and delivers the same to Tenant.

Section 23.16.  Financial Statements.  At any time during the Term, Tenant
-------------   --------------------
shall, upon ten (10) business days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two
(2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If it is not the normal practice of Tenant to prepare audited statements, then the unaudited statements shall be certified by Tenant's chief financial officer.

Section 23.17.  Estoppel Certificates.  Tenant shall, from time to time, within
-------------   ---------------------
ten (10) business days after written request from Landlord or its mortgagee, execute, acknowledge and deliver in recordable form an estoppel certificate regarding the terms and status of the Lease and the tenancy thereunder, and such other matters as may be reasonably requested by Landlord or its mortgagee. Tenant's failure to execute and deliver such statement within the allotted time shall be conclusive evidence that Tenant acknowledges that the contents of the proffered estoppel are accurate.

Section 23.18.  Authority of Parties.  Execution hereof shall constitute a
-------------   --------------------
representation and warranty by each party hereto that such party has complied with all applicable laws, rules and governmental regulations relative to that party's right to do business in the Commonwealth, that such party has the full right and authority to enter into this Lease, and that all persons signing on behalf of such party were authorized to do so by all necessary or appropriate legal actions.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the date first above written.

                              LANDLORD:
                              --------

                              WEST*GROUP PROPERTIES LLC

                                   /s/ G.T. Halpin
                              By:  ________________________ [SEAL]
                                     G.T. Halpin, President

                              TENANT:
                              ------

                              NET-TEL CORPORATION

                                     /s/ James K. Dize
                              By:    _______________________ [SEAL]

                              Name:  James K. Dize

                              Title: General Counsel
                                     -----------------------

                                   EXHIBIT A
                                   ---------

                                   PREMISES

                                   EXHIBIT B
                                   ---------

                                     LAND

                                   EXHIBIT C
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


  1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by Tenant, or its agents, servants or employees, or used for any purpose other than ingress and egress to and from the Premises, and for going from one part of the Building to another part of the Building.

  2. Plumbing fixtures and appliances shall be used only for the purpose for which they were constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage to any such fixtures or appliances due to misuse by Tenant, or Tenant's employees, agents, contractors, licensees or invitees, shall be paid by Tenant.

  3. No signs, posters, advertisements or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except in such places, and of such color, size and style, as shall be first approved in writing by the Building manager.

  4. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants.

  5. No birds, animals, reptiles or other creatures shall be brought into or kept in or about the Building.

  6. Landlord has the right to evacuate the Building in the event of emergency or catastrophe.

  7. Landlord reserves the right to rescind any of these Rules and Regulations and make such other rules and regulations not inconsistent with the express terms of the Lease as, in the judgment of Landlord, shall from time to time be necessary for the protection, care and cleanliness of the Building, and the safety of the tenants therein.

                                   EXHIBIT D
                                   ---------

                          FORM OF COMMENCEMENT NOTICE
                          ---------------------------

     This Commencement Notice is entered into this _____ day of ____________, 2000, by WEST*GROUP PROPERTIES LLC ("Landlord"), and NET-TEL CORPORATION ("Tenant"), pursuant to the provisions of that certain Deed of Lease (the "Lease") dated _______________, 2000, by and between Landlord and Tenant, covering certain space in the office building commonly known as the Shenandoah Building, located in WEST*PARK Office Park. The terms used herein shall have the meaning set forth in the Lease.


                             W I T N E S S E T H :


     1. The Premises, and any and all improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease, have been satisfactorily completed by Landlord, and have been delivered to and accepted by Tenant.

     2. The Commencement Date of the Lease is the ______ day of ____________, 200__, and the Expiration Date is the ______ day of ____________, 200__.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Commencement Notice as of the date first written above.

                                    LANDLORD:
                                    --------

                                    WEST*GROUP PROPERTIES LLC
                                    By:  ________________________
                                          G.T. Halpin, President


                                    TENANT:
                                    ------

                                    NET-TEL CORPORATION

                                    By:   _______________________

                                    Name: _______________________

                                    Title:_______________________

                                   EXHIBIT E
                                   ---------

                                WORK AGREEMENT
                                --------------


  1.  Initial Improvement Work.  Subject to the terms and conditions of this
      ------------------------
Work Agreement, Landlord shall construct in the Premises those improvements identified on the Final Construction Drawings (hereinafter defined), or any clarifications or revisions thereto (such as via change orders or shop drawings) (the "Initial Improvements"). Landlord and Tenant agree that the Initial Improvements shall be of a quality equal to or greater than the specifications set forth in Exhibit E-1 attached hereto. The cost of designing, permitting and
             -----------
constructing the Initial Improvements (the "Initial Improvement Costs") shall be borne solely by Tenant; however, pursuant to Section 4 hereof, Landlord shall provide Tenant with an Improvement Allowance (hereinafter defined) to defray the Initial Improvement Costs. All work constituting the Initial Improvements (the "Initial Improvement Work") shall be subject to Landlord's prior written approval. The general contractor for the construction of the Initial Improvements (which shall be performed on an "open book" basis) shall be WEST*GROUP MANAGEMENT LLC ("General Contractor"), an affiliate of Landlord. The fee which Landlord shall pay to the General Contractor for project management, home-office overhead and profit shall be an amount equal to six percent (6%) of the sum of (i) the "Cost of the Work", as defined in AIA document A111, plus
(ii) permitting costs; except with regard to change order work, which shall be an amount equal to ten percent (10%) of the sum of (i) the Cost of the Work, plus (ii) permitting costs. In addition to the foregoing fees, Landlord shall reimburse the General Contractor for the General Conditions (hereinafter defined) incurred in performing the Initial Improvement Work. All of the Initial Improvement Work shall be performed in a good and workmanlike manner and in accordance with all applicable federal and local laws, regulations and ordinances. Landlord shall be responsible for obtaining, at Tenant's expense, all necessary permits and licenses, including the non-residential use permit, for the Initial Improvement Work. Landlord shall use commercially reasonable efforts to minimize the cost of the Initial Improvements.

  2.  Bidding.  Landlord shall cause the General Contractor to competitively bid
      -------
the Initial Improvement Work, as shown on the Final Construction Drawings, to at least three (3) qualified subcontractors. Tenant shall be entitled to designate at least one bidder in each competition, provided that such bidders are provided to Landlord on or before February 25, 2000 ("Bid Designation Deadline"). Landlord shall have the right to object to any Tenant proposed bidder, provided such objection is based upon Landlord's good faith belief that such bidder might disrupt the work process, or that such bidder's work may not be up to Landlord's standards for the Building, or that such bidder may not otherwise be able to perform. In that event, Tenant may designate a substitute bidder, which substitute bidder also must be reasonably acceptable to Landlord. Only licensed contractors may bid to perform the Initial Improvement Work. The General Contractor shall deliver to Tenant copies of the bids and bid summaries. Landlord and Tenant will then work together in good faith to select the bids of the subcontractors to be awarded the trade work. Tenant agrees to keep all bid information confidential. Landlord agrees to select the lowest qualified bid, unless Landlord reasonably concludes that such bidder might disrupt the work process, or that such bidder's work may not be up to Landlord's standards for the Building, or that such bidder may not otherwise be able to perform. Promptly following selection of the successful bidders, Landlord shall enter into appropriate contracts for completion of the Initial Improvement Work.

  3.  Construction Budgets.  Landlord shall deliver to Tenant, for Tenant's
      --------------------
review and approval, all budgets for the Initial Improvement Work. Upon receipt of each budget, Tenant shall have a period of five (5) business days in which to approve the same. It shall be a Tenant Delay if Tenant fails to approve a budget within five (5) business days, as aforesaid, unless such disapproval is due to an error by Landlord or the General Contractor. Landlord shall share all cost and budget information with Tenant and permit Tenant at all reasonable times to inspect all records relating to the performance and expense of the Initial Improvement Work.

  4.  Improvement Allowance.  Landlord shall provide Tenant with an allowance
      ---------------------
("Improvement Allowance"), in an amount equal to the product of Thirty and No/100 Dollars ($30.00) multiplied by the number of square feet comprising the Rentable Area of the Premises, to be applied toward the Initial Improvement Costs. Tenant shall have the right to use a portion of the Improvement Allowance, in an amount not to exceed $2.50 per square foot of Rentable Area in the Premises, for expenses associated with the installation of telecommunications equipment and cabling, and (b) moving costs (provided that such moving costs do not exceed $1.00 per square foot of Rentable Area in the Premises). If the Initial Improvement Costs exceed the Improvement Allowance, then Tenant shall bear the entire cost thereof (which amount shall be deemed Additional Rent), and shall pay Landlord the entire excess amount (less a ten percent (10%) retention of the General Contractor's fee) within ten (10) days after Landlord submits to Tenant an invoice therefor. Landlord agrees not to submit an invoice to Tenant for any such excess amount until the subject Initial Improvements have been substantially completed. Tenant shall pay Landlord the ten percent

(10%) retention of the General Contractor's fee upon completion of the punchlist items. To the extent the Improvement Allowance exceeds the Initial Improvement Costs, then Tenant shall have the right to apply the difference thereof toward the cost of constructing any alterations desired by Tenant and approved by Landlord pursuant to Article X of the Lease, or the cost of any signage installed by Tenant pursuant to Section 12.04.B of the Lease.

  5.  Appointment of Architect and Engineer.  Ai architectural firm (the
      -------------------------------------
"Architect") is hereby appointed as the architect, and Meta Engineering, PC (the "Engineer") is hereby appointed as the engineer, who will prepare any and all architectural and engineering drawings, plans and specifications necessary for Landlord to construct the Initial Improvement Work. The contract for the services to be provided by the Architect shall be between the Architect and the General Contractor, and the contract for the services to be provided by the Engineer shall be between the Engineer and the General Contractor. Tenant shall be responsible for any fees owed to the Architect and Engineer in connection with the Initial Improvement Work.

  6.  Architectural Drawings; Engineering Drawings.  Tenant shall deliver the
      --------------------------------------------
Preliminary Plans (hereinafter defined) to Landlord on or before February 7, 2000, and shall deliver the Schedule of Finishes (hereinafter defined) to Landlord on or before February 14, 2000, such delivery (of both the Preliminary Plans and the Schedule of Finishes) to be made in hard copy and electronic format. For purposes hereof, "Preliminary Plans" shall the refer to the set of plans which are reasonably necessary for the Architect and the Engineer to prepare the Final Construction Drawings (hereinafter defined), and shall include, at a minimum, (a) Tenant's plans for the configuration of the Premises, including without limitation, space allocation and partition layout; (b) information with respect to Tenant's requirements pertaining to the electrical, mechanical, HVAC, telephone, plumbing, lighting and similar systems servicing the Building, heat generating equipment and power requirements, computer facilities (equipment, power and heat output) and energy management systems (if any) subject to further detailing by the Engineer; (c) Tenant's power and telephone layout, kitchen layout with equipment schedules, reflected ceiling plans, general lighting plans, receptacle plans and wiring plans; and (d) any other special requirements of Tenant with respect to the completion of the Initial Improvements. The Schedule of Finishes shall include a description of all finish selections (e.g., paint and carpeting colors, wall covering selections and any elevations necessary to identify finish locations) for the Premises, and all other information necessary to prepare permitable construction drawings. Upon Landlord's receipt of both the

Preliminary Plans and the Schedule of Finishes (in both hard copy and electronic format), Landlord shall thereupon submit the same to the Architect and the Engineer, and shall instruct them to prepare preliminary construction drawings for the Initial Improvements (the "Preliminary Construction Drawings"). Upon completion of the Preliminary Construction Drawings, Landlord shall submit the same to Tenant for its review and approval. Upon receipt of the Preliminary Construction Drawings, Tenant shall have a period of five (5) business days in which to approve the same. It shall be a Tenant Delay if Tenant fails to approve the Preliminary Construction Drawings within five (5) business days, as aforesaid, or proposes any changes thereto, unless such disapproval or change is due to the Preliminary Construction Drawings failing to conform to what is depicted (with reasonable clarity) on, and/or described (with reasonable clarity) in, the Preliminary Plans. The Architect and the Engineer shall then promptly modify the Preliminary Construction Drawings to incorporate any changes agreed upon by Landlord and Tenant (such Preliminary Construction Drawings, as modified, to be hereinafter referred to as the "Final Construction Drawings"). Upon completion of the Final Construction Drawings, Landlord shall submit the same to the Contractor for bid.

 7.  Tenant Delay; Long-Lead Items.
     -----------------------------

     A. The term "Tenant Delay" shall include any act or omission by Tenant, its agents, employees, contractors or licensees, which actually delays Landlord's completion of the Initial Improvements. By way of example, but without limitation, it shall be a Tenant Delay if Landlord is delayed in substantially completing the Premises and/or obtaining a certificate to allow Tenant to occupy the same as a result of (i) any drawings, plans or specifications not being prepared and/or approved (and/or the information reasonably necessary to complete the same not being provided) by Tenant or its agents within the timeframes specified herein, or in any other documentation associated with the Initial Improvement Work; (ii) Tenant's request for changes, alterations or additions to any Tenant-approved drawings, plans or specifications; or (iii) Tenant's request for materials, finishes or installations constituting "long-lead" items (as that term is commonly used in the commercial office construction industry). For purposes hereof, the term "substantial completion" (or "substantially completed") shall mean the completion by Landlord (or its agents) of the Initial Improvements, exclusive only of those items, commonly referred to as "punchlist items". If there are multiple Tenant Delays, of the type described in this paragraph A, which affect the same date(s), then such Tenant Delays shall be counted as one concurrent Tenant Delay (rather than multiple, successive Tenant Delays) for the applicable date(s) affected.

     B. The term "Tenant Delay" shall also include (i) each day that Tenant fails to timely deliver to Landlord any budget approval pursuant to Section 3 hereof, (ii) each day that Tenant fails to timely deliver to Landlord the Preliminary Plans and/or the Schedule of Finishes pursuant to Section 6 hereof,
(iii) each day that Tenant fails to timely approve the Preliminary Construction Drawings pursuant to Section 6 hereof and (iv) if Tenant elects to designate bidders pursuant to Section 2 hereof (which Tenant may decline to do, in its sole discretion), the number of days between the Bid Designation Deadline and the date on which Tenant designates a bidder; regardless of whether any failure described in this paragraph B actually delays Landlord's completion of the Initial Improvements.

     C. Tenant hereby agrees to pay Landlord, as Additional Rent, one (1) day's worth of Base Rent for each day of Tenant Delay, such amount to be due and payable within thirty (30) days after the Commencement Date.

     D. From time to time after its receipt of the Preliminary Plans, Landlord shall use commercially reasonable efforts to assist Tenant prior to bidding the trade work for the Initial Improvements in proactively attempting to ascertain which, if any, of the materials desired by Tenant (and approved by Landlord) might constitute a long-lead item. At the latest, Landlord agrees to inform Tenant within thirty (30) days after the completion of the Final Construction Drawings which, if any, of the materials desired by Tenant (and approved by Landlord) would constitute a long-lead item. Tenant hereby acknowledges that, notwithstanding the efforts of Landlord and Tenant, some long-lead items may not be identified until after receiving the responses from the bidding subcontractors. In the event Landlord informs Tenant of any long-lead item after completion of the Final Construction Drawings, then Tenant shall have two (2) business days in which to designate a substitute material which Landlord and Tenant reasonably believe would not constitute a long-lead item; provided, however, that if such substitute material is in fact a long-lead item, then the procurement of such material, or the substitution of yet another material, shall, in and of itself, constitute a long-lead item. If, at any time, Tenant informs Landlord that it has elected to utilize an item which is identified as a long-lead item, then Landlord agrees to promptly order that item upon Tenant's written authorization thereof.

  8.  Inspections.  Only Tenant's authorized inspector shall have the right to
      -----------
inspect the Initial Improvement Work during the course of construction, provided that such inspector shall use reasonable efforts not to disrupt or interfere with the Initial Improvement Work in the course of such inspections, and provided further that all such inspections shall be at Tenant's sole risk. Until further notice, Tenant's authorized inspector shall be James K. Dize, who shall have full authority to act on behalf of Tenant. Landlord shall have no liability to Tenant for any injury or damage to Tenant or Tenant's agents, employees or contractors occurring in the course of such inspections. Any complaints or defects noted in such inspection shall be noted in writing by Tenant to Landlord's authorized representative, and not to Landlord's contractor or subcontractors. Until further notice, Landlord's authorized representative shall be J.C. Ewing.

  9. Punchlist.  Landlord shall notify Tenant when the Premises will be ready
     ---------
for a final inspection. Within three (3) business days after such notice the parties shall jointly inspect the Premises and prepare a "punchlist" of items which have not been completed in accordance with this Work Agreement. Landlord shall use commercially reasonable efforts to correct the punchlist items within thirty (30) days after the substantial completion of the Initial Improvement Work.

10.  Warranties.  Landlord will assign to Tenant all of the manufacturers'
     ----------
warranties (to the extent transferable) for any supplemental mechanical, electrical, or other types of equipment installed by Landlord or the General Contractor (or any of their agents or subcontractors) as part of the Initial Improvements. Landlord agrees to rectify, at Landlord's expense, any latent defects (i.e., defects which customarily would not be considered punch-list type items) in the construction of the Initial Improvements and building systems serving the Premises which are discovered during the first (1st) year of the Term.

11.  General Conditions.  For purposes hereof, the term "General Conditions"
     ------------------
shall refer to the following items: superintendent(s), general superintendent and costs of the laborer(s) (all with associated labor burden and transportation); dumpster; telephone hook-up; safety/health devices/office supplies; safety/barricades; small tools; telephone/fax; small equipment rental; courier and express mail; blueprinting and miscellaneous.

12.  Change Orders.  Following delivery of the Final Construction Drawings to
     -------------
Landlord, Tenant shall have the right to request changes to the Final Construction Drawings with regard to the Initial Improvement Work, provided that Tenant agrees to pay for such work (including reasonable adjustments, if any, to the cost of the General Conditions) and provided, further, that such change shall not delay the completion of the Initial Improvement Work. Any such change shall be initialed by the Architect and approved by Landlord and the General Contractor (who may not unreasonably withhold or delay approval) as a change order on American Institute of Architects ("AIA") forms and in accordance with AIA procedures (other than the requirement to resolve disputes through arbitration). No change shall be permitted without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If any change requested by Tenant pursuant to this Section will delay the completion of the Initial Improvement Work, then such change shall still be made in accordance with the procedures herein, but the delay due to such change shall constitute a Tenant Delay (hereinafter defined), or, alternatively, the change may be made after substantial completion of the Initial Improvement Work.

                                  EXHIBIT E-1
                                  -----------

                  MINIMUM SPECIFICATIONS/INITIAL IMPROVEMENTS

                                   EXHIBIT F
                                   ---------

                       BASE BUILDING HVAC SPECIFICATIONS
                       ---------------------------------

                                   EXHIBIT G
                                   ---------

                     LANDLORD'S SUBORDINATION AND CONSENT
                     ------------------------------------

                                  RIDER NO. 1
                                  -----------

                                RENEWAL OPTIONS
                                ---------------


     A. Subject to the terms hereof, Tenant shall have the right to renew and extend the Term for two (2) "Renewal Terms" of five (5) years each by giving written notice thereof to Landlord no later than twelve (12) months prior to the expiration of the original Term or the immediately preceding Renewal Term, as applicable. Each Renewal Term shall commence immediately upon the expiration of the original Term or subsequent Renewal Term, as applicable, and, upon exercise of each renewal option, the Expiration Date of the Term shall automatically become the last day of the applicable Renewal Term. Once Tenant exercises a renewal option, Tenant may not thereafter revoke such exercise. If Tenant does not renew the Lease in a timely manner, then Tenant's right to renew the Term pursuant to this Rider shall expire and be of no further force or effect.

     B. Unless otherwise agreed to by Landlord and Tenant, Tenant shall take the Premises "as-is" for the Renewal Terms, and Landlord shall have no obligation to make any improvements or alterations thereto.

     C. Notwithstanding anything to the contrary set forth in this Rider, Tenant shall have no right to renew the Term if Tenant is in Default either as of the date Tenant attempts to exercise its renewal option, or as of the date on which the Renewal Term then at hand is scheduled to commence.

     D. Base Rent for the first year of each Renewal Term shall be the Fair Market Rental Rate (hereinafter defined) multiplied by the number of square feet of Rentable Area of the Premises; provided, however, that in no event shall the Base Rent for the first year of any Renewal Term be less than the Minimum Renewal Rate (hereinafter defined). Base Rent for each subsequent year of the Renewal Term shall be subject to increase pursuant to Section 6.02 of the Lease. For purposes hereof, the "Fair Market Rental Rate" means the fair market rental rate (taking into consideration any economic concessions and other relevant factors) per square foot for a comparable lease term commencing at the appropriate time for a comparable tenant leasing space of comparable size (on an "as-is" basis pursuant to paragraph B hereof), with comparable parking accommodations in a comparable building located in the Tysons Corner real estate market. The Parking Fees then being charged by Landlord shall be in addition to (but shall be a relevant factor in calculating) the Fair Market Rental Rate pursuant to the terms hereof. Landlord and Tenant shall endeavor to agree upon the Fair

Market Rental Rate at least ninety (90) days prior to the commencement of the upcoming Renewal Term (the "Deadline Date"). Neither Landlord nor Tenant shall have any obligation to accept the other's estimate of the Fair Market Rental Rate, and shall in no event be deemed to have acted in bad faith for their failure to have reached an agreement regarding the Fair Market Rental Rate. In the event that the parties fail to reach an agreement regarding the Fair Market Rental Rate prior to the Deadline Date, then the Fair Market Rental Rate shall be determined as follows. Within ten (10) days after the Deadline Date, Landlord and Tenant shall each select a real estate broker and identify such selected broker in a written notice to the other. In the event that either Landlord or Tenant shall fail to notify the other of its selection within such ten (10) day period, then the broker selected by the other party shall determine the Fair Market Rental Rate. Otherwise, the two brokers selected by Landlord and Tenant shall endeavor to agree upon the Fair Market Rental Rate. If the two brokers are unable to reach an agreement on the Fair Market Rental Rate within fifteen (15) days after having been requested to do so by Landlord and Tenant, then the two brokers shall, within ten (10) days after the expiration of the foregoing fifteen (15) day period, select a third real estate broker and notify both Landlord and Tenant in writing of such selection. If the two selected brokers fail to select a third broker within such time period, then the third broker shall be selected by the President of the Greater Washington Commercial Association of Realtors. All brokers shall be Virginia-licensed real estate brokers who have at least ten (10) years experience in commercial office leasing in the geographical area in which the Project is located and who are recognized in the industry as being ethical and reputable. Within fifteen (15) days after all of the brokers have been selected, they shall meet and attempt to agree upon the Fair Market Rental Rate. If they are unable to reach agreement within such fifteen (15) day period, then each broker shall submit in writing to Landlord and Tenant, within fifteen (15) days thereafter, their respective determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall then be conclusively determined by taking the average of the two determinations which are the closest to one another (the third determination being disregarded). Landlord and Tenant shall each bear the cost of the broker selected by it, and shall share equally the cost of the third broker. In the event that the Fair Market Rental Rate is determined to be less than the Minimum Renewal Rate, then Tenant shall have a period of five (5) days after receiving notice of the foregoing determination to revoke the exercise of its renewal option, whereupon Tenant's right to renew the Term pursuant to this Rider No. 1 shall be null and void and of no further force or effect. For purposes hereof, the "Minimum Renewal Rate" refers to the Base Rent in effect immediately prior to the expiration of
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the original Term or the immediately preceding Renewal Term, as applicable.

     E. Tenant shall not be entitled to any rental abatement, additional renewal options or other concessions contained in the Lease during any Renewal Term.

     F. Except as set forth herein, the leasing of the Premises for the Renewal Terms shall be upon the same terms and conditions as are applicable for the original Term.

     G. Tenant's rights under this Rider shall be personal to Tenant and shall not inure to the benefit of any assignee of Tenant, except for an assignee permitted under Section 16.01.C of the Lease.

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

                                  RIDER NO. 2

                               EXPANSION OPTION
                               ----------------


  1. Subject to the terms hereof, Tenant shall have the right to expand the Premises by adding thereto all or a portion of the space on the first (1/st/) through fourth (4/th/) floors of the Building (the "Prospective Expansion Space") in accordance with the terms hereof.

  2. If any portion of the Prospective Expansion Space becomes, or is about to become, available for lease (the "Subject Expansion Space"), then Landlord shall inform Tenant in writing of the availability thereof, whereupon Tenant shall have seven (7) days to inform Landlord in writing whether it desires to lease the Subject Expansion Space. In the event Tenant notifies Landlord that it does not wish to lease the Subject Expansion Space, or fails to notify Landlord within said seven (7) day period that it desires to lease the Subject Expansion Space, then Landlord shall have the right to lease the Subject Expansion Space to any other party, and Tenant shall have no further rights hereunder to add the Subject Expansion Space to the Premises. If Tenant does notify Landlord within said seven (7) day period that it desires to lease the Subject Expansion Space, then Landlord and Tenant shall promptly enter into an amendment to the Lease, whereby the Subject Expansion Space shall be added to the Premises in accordance with the terms set forth in paragraph 3 hereof.

  3. The initial Base Rent for the Subject Expansion Space shall be the Fair Market Rental Rate (as defined in Rider No. 1 to the Lease) multiplied by the number of square feet of Rentable Area in the Subject Expansion Space; provided, however, that in no event shall the initial Base Rent for the Subject Expansion Space be less than the Minimum Renewal Rate (as defined in Rider No. 1 to the Lease). The term of the Lease for the Subject Expansion Space shall be as agreed upon by Landlord and Tenant (but shall reflect what is generally considered standard in the then current market); provided, however, that in no event shall the term expire later than the Expiration Date set forth in Article I of the Lease, nor sooner than the date which is three (3) years after the commencement date for the Subject Expansion Space. In the event Landlord and Tenant are unable to agree upon the duration of the term of the lease for the Subject Expansion Space in light of current market conditions, then, so long as the Rentable Area of the Subject Expansion Space contains at least 10,000 square feet of space, the parties shall employ the three (3) broker method described in Rider No. 1 to the Lease to resolve the impasse. All other terms of the addition of the Subject Expansion Space to the Premises shall be substantially as set forth in the Lease.

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  4.  Neither the Expansion Space, nor any portion thereof, shall be deemed available for lease if the pre-existing tenant desires to renew the term of its lease, regardless of whether such lease contains a renewal option.

  5. Notwithstanding anything to the contrary set forth in this Rider, Tenant shall have no right to expand the Premises pursuant to the terms hereof if Tenant is in Default as of the date on which Tenant attempts to exercise its expansion option hereunder, or if Tenant is not then leasing and occupying at least fifty percent (50%) of the Building.

  6. Tenant's rights under this Rider shall be personal to Tenant and shall not inure to the benefit of any assignee of Tenant, except for an assignee permitted under Section 16.01.C of the Lease.

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